                                                                     Exhibit 4.3


                              WCI COMMUNITIES, INC.
             AND THE GUARANTORS LISTED ON THE SIGNATURE PAGES HERETO

         4.0% CONTINGENT CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023


                                    INDENTURE

                           Dated as of August 5, 2003

                              THE BANK OF NEW YORK

                                     Trustee

                              CROSS-REFERENCE TABLE

  TIA                                                      Indenture
Section                                                     Section
-------                                                    ---------
310(a)(1)................................................   7.10
   (a)(2)................................................   7.10
   (a)(3)................................................   N.A.
   (a)(4)................................................   N.A.
   (a)(5)................................................   7.10
   (b)...................................................   7.10
   (c)...................................................   N.A.
311(a)...................................................   7.11
   (b)...................................................   7.11
   (c)...................................................   N.A.
312(a)...................................................   2.05
   (b)...................................................   13.03
   (c)...................................................   13.03
313(a)...................................................   7.06
   (b)(2)................................................   7.07
   (c)...................................................   7.06; 13.02
   (d)...................................................   7.06
314(a)...................................................   4.03, 4.04; 13.02
   (c)(1)................................................   13.04
   (c)(2)................................................   13.04
   (c)(3)................................................   N.A.
   (e)...................................................   13.05
   (f)...................................................   N.A.
315(a)...................................................   7.01
   (b)...................................................   7.05,13.02
   (c)...................................................   7.01
   (d)...................................................   7.01
   (e)...................................................   6.11
316(a) (last sentence)...................................   2.09
   (a)(1)(A).............................................   6.05
   (a)(1)(B).............................................   6.04
   (a)(2)................................................   N.A.
   (b)...................................................   6.07
   (c)...................................................   2.12
317(a)(1)................................................   6.08
   (a)(2)................................................   6.09
   (b)...................................................   2.04
318(a)...................................................   13.01
   (b)...................................................   N.A.
   (c)...................................................   13.01


-------------------------------
N.A. means Not Applicable

Note: This Cross-Reference Table is not part of this Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

   1.01   Definitions........................................................1
   1.02   Other Definitions.................................................10
   1.03   Incorporation by Reference of Trust Indenture Act.................10
   1.04   Rules of Construction.............................................11

                                   ARTICLE II

                                    THE NOTES

   2.01   Form and Dating...................................................11
   2.02   Execution and Authentication......................................12
   2.03   Registrar, Paying Agent and Conversion Agent......................12
   2.04   Paying Agent to Hold Money in Trust...............................13
   2.05   Holder Lists......................................................13
   2.06   Transfer and Exchange.............................................13
   2.07   Replacement Notes.................................................22
   2.08   Outstanding Notes.................................................22
   2.09   Treasury Notes....................................................22
   2.10   Temporary Notes...................................................22
   2.11   Cancellation......................................................23
   2.12   Defaulted Interest................................................23
   2.13   CUSIP Numbers.....................................................23

                                   ARTICLE III

                            REDEMPTION AND PREPAYMENT

   3.01   Notices to Trustee................................................23
   3.02   Selection of Notes to Be Redeemed.................................24
   3.03   Notice of Redemption..............................................24
   3.04   Effect of Notice of Redemption....................................25
   3.05   Deposit of Redemption Price.......................................25
   3.06   Notes Redeemed in Part............................................25
   3.07   Mandatory Redemption..............................................25
   3.08   Purchase of Notes at Option of the Holder.........................26
   3.09   Purchase of Notes at Option of the Holder upon Change of Control..27
   3.10   Effect of Purchase Notice or Change of Control Purchase Notice....29
   3.11   Deposit of Purchase Price or Change of Control of Purchase Price..30
   3.12   Optional Redemption...............................................30
   3.13   Notes Purchased in Part...........................................30
   3.14   Covenant to Comply with Securities Laws upon Purchase of Notes....31
   3.15   Repayment to the Company..........................................31

                                                                            Page
                                   ARTICLE IV

                                    COVENANTS

   4.01   Payment of Notes..................................................31
   4.02   Maintenance of Office or Agency...................................31
   4.03   Reports...........................................................32
   4.04   Compliance Certificate............................................32
   4.05   Taxes.............................................................33
   4.06   Stay, Extension and Usury Laws....................................33
   4.07   Corporate Existence...............................................33
   4.08   Tax Treatment of Notes............................................34

                                    ARTICLE V

                                   SUCCESSORS

   5.01   Merger, Consolidation, or Sale of Assets..........................34
   5.02   Successor Corporation Substituted.................................35

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

   6.01   Events of Default.................................................35
   6.02   Acceleration......................................................37
   6.03   Other Remedies....................................................37
   6.04   Waiver of Past Defaults...........................................38
   6.05   Control by Majority...............................................38
   6.06   Limitation on Suits...............................................38
   6.07   Rights of Holders of Notes to Receive Payment.....................38
   6.08   Collection Suit by Trustee........................................39
   6.09   Trustee May File Proofs of Claim..................................39
   6.10   Priorities........................................................39
   6.11   Undertaking for Costs.............................................40

                                   ARTICLE VII

                                     TRUSTEE

   7.01   Duties of Trustee.................................................40
   7.02   Rights of Trustee.................................................41
   7.03   Individual Rights of Trustee......................................42
   7.04   Trustee's Disclaimer..............................................42
   7.05   Notice of Defaults................................................42
   7.06   Reports by Trustee to Holders of the Notes........................42
   7.07   Compensation and Indemnity........................................42
   7.08   Replacement of Trustee............................................43
   7.09   Successor Trustee by Merger, etc..................................44
   7.10   Eligibility; Disqualification.....................................44
   7.11   Preferential Collection of Claims Against Company.................44

                                                                            Page
                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

   8.01   Satisfaction and Discharge........................................45
   8.02   Application of Trust Money........................................45

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

   9.01   Without Consent of Holders of Notes...............................46
   9.02   With Consent of Holders of Notes..................................47
   9.03   Compliance with Trust Indenture Act...............................48
   9.04   Revocation and Effect of Consents.................................48
   9.05   Notation on or Exchange of Notes..................................48
   9.06   Trustee to Sign Amendments, etc...................................49

                                    ARTICLE X

                                  SUBORDINATION

   10.01  Agreement to Subordinate..........................................49
   10.02  Liquidation; Dissolution; Bankruptcy..............................49
   10.03  Default on Designated Senior Debt.................................49
   10.04  Acceleration of Notes.............................................50
   10.05  When Distribution Must Be Paid Over...............................50
   10.06  Notice by Company.................................................51
   10.07  Subrogation.......................................................51
   10.08  Relative Rights...................................................51
   10.09  Subordination May Not Be Impaired by Company......................51
   10.10  Distribution or Notice to Representative..........................51
   10.11  Rights of Trustee and Paying Agent................................52
   10.12  Authorization to Effect Subordination.............................52
   10.13  Amendments........................................................52

                                   ARTICLE XI

                                 NOTE GUARANTEES

   11.01  Guarantee.........................................................53
   11.02  Subordination of Note Guarantee...................................54
   11.03  Limitation on Guarantor Liability.................................54
   11.04  Execution and Delivery of Note Guarantee..........................54
   11.05  Guarantors May Consolidate, etc., on Certain Terms................54
   11.06  Releases Following Sale of Assets.................................55

                                                                            Page
                                   ARTICLE XII

                          CONVERSION OF THE SECURITIES

   12.01  Conversion Privilege..............................................55
   12.02  Conversion Procedure..............................................58
   12.03  Adjustments Below Par Value.......................................59
   12.04  Taxes on Conversion...............................................59
   12.05  Company to Provide Stock..........................................60
   12.06  Adjustment of Conversion Price....................................60
   12.07  No Adjustment.....................................................63
   12.08  Equivalent Adjustments............................................64
   12.09  Adjustment for Tax Purposes.......................................64
   12.10  Notice of Adjustment..............................................64
   12.11  Notice of Certain Transactions....................................64
   12.12  Effect of Reclassification, Consolidation, Merger, Share
            Exchange or Sale on Conversion Privilege........................65
   12.13  Trustee's Disclaimer..............................................65
   12.14  Voluntary Reduction...............................................66
   12.15  Simultaneous Adjustments..........................................66

                                  ARTICLE XIII

                                  MISCELLANEOUS

   13.01  Trust Indenture Act Controls......................................66
   13.02  Notices...........................................................66
   13.03  Communication by Holders of Notes with Other Holders of Notes.....67
   13.04  Certificate and Opinion as to Conditions Precedent................68
   13.05  Statements Required in Certificate or Opinion.....................68
   13.06  Rules by Trustee and Agents.......................................68
   13.07  No Personal Liability of Directors, Officers, Employees
            and Stockholders................................................68
   13.08  Governing Law; Submission to Jurisdiction.........................68
   13.09  No Adverse Interpretation of Other Agreements.....................69
   13.10  Successors........................................................69
   13.11  Severability......................................................69
   13.12  Counterpart Originals.............................................69
   13.13  Table of Contents, Headings, etc..................................69

EXHIBITS

Exhibit A       FORM OF NOTE
Exhibit B       FORM OF CERTIFICATE OF TRANSFER
Exhibit C       FORM OF CERTIFICATE OF EXCHANGE
Exhibit D       FORM OF NOTE GUARANTEE
Exhibit E       FORM OF SUPPLEMENTAL INDENTURE

      INDENTURE dated as of August 5, 2003 between WCI Communities, Inc., a Delaware corporation (the "Company"), the subsidiary guarantors listed on the signature pages hereto (collectively, the "Guarantors") and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

      The Company, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

                                    ARTICLE I

                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

1.01  Definitions.

      "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

      "Additional Amounts" means all additional amounts then owing pursuant to
Section 3 of the Registration Rights Agreement.

      "Additional Notes" means an unlimited principal amount of Notes (other than the Initial Notes) issued under this Indenture in accordance with Sections
2.02 hereof, as part of the same series as the Initial Notes.

      "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

      "Agent" means any Registrar, Paying Agent, Conversion Agent or co-registrar.

      "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

      "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

      "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

      "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.

      "Business Day" means any day other than a Legal Holiday.

      "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

      "Capital Stock" means (1) in the case of a corporation, corporate stock,
(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

      "Cash Conversion Price" means, in respect of each $1,000 of principal amount of Notes, an amount in cash equal to the product of (i) the average of the Closing Price of the Common Stock for each Trading Day in the five consecutive Trading Day period immediately following (a) the date on which the Company delivers timely notice of its election to deliver cash instead of issuing shares of Common Stock in accordance with Section 12.02, if the Company has not given notice of redemption with respect to such Note or (b) the Conversion Date, if the Company has given notice of redemption with respect to such Note specifying that the Company intends to deliver cash upon conversion, in either case multiplied by (ii) the number of shares of Common Stock issuable upon conversion of such Note on such date and appropriately adjusted to take into account the occurrence, during such five consecutive Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture.

      "CDD Obligations" means direct obligations to repay or guarantee shortfalls in payments of bond financing issued by community development districts and local government districts to construct infrastructure improvements to the extent that such obligation is reflected as an obligation of the consolidated balance sheet of the Company and the Guarantors in accordance with GAAP.

      "Change of Control" means the occurrence of one or more of the following events: (1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company and the Guarantors taken as a whole to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act or any successor provision) other than a Principal or a Related Party of a Principal; provided that a transaction where the Principals and/or Related Parties of a Principal own directly or indirectly 50% or more of all classes of Capital Stock of such Person or group immediately after such transaction shall not be a Change of Control; (2) the adoption of a plan relating to the liquidation or dissolution of the Company; (3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above), other than the Principals and their Related Parties, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares); or (4) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors; provided, that a Change of Control will be deemed not to have occurred if (i) the Common Stock Price for any five Trading Days within (A) the period of 10 consecutive Trading Days ending immediately after the later of (x) the Change of Control, or (y) the public announcement of the Change of Control, in the case of a Change of Control under clause (1) above; or (B) the period of 10 consecutive Trading Days ending immediately before the Change of Control, in the case of a Change of Control under clause (3) above; in either case, equals or exceeds 110% of the Conversion Price of the Notes in effect on each such Trading Day; or (ii) at least 90% of the consideration in the transaction or transactions constituting a Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a national securities exchange or the Nasdaq National Market and, as a result of the transaction or transactions, the Notes become convertible solely into such common stock (and any rights attached thereto).

      "Closing Price" with respect to any security on any date of determination means the closing sale price per security regular way on such day or, in case no such sale is reported for such day, the average of the reported closing bid and asked prices, regular way, in each case on the New York Stock Exchange, or, if such security is not listed or admitted to trading on such Exchange, on the principal national security exchange or quotation system on which such security is quoted or listed or admitted to trading, or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, the price furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors or, to the extent permitted by applicable law, a duly authorized committee thereof, whose determination shall be conclusive.

      "Common Stock" means the common stock, par value $0.01 per share, of the Company.

      "Common Stock Price" on any date means the Closing Price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date for the Common Stock as reported in composite transactions reported on the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the Nasdaq System.

      "Company" means WCI Communities, Inc., and any and all successors thereto.

      "Contingent Interest" shall mean an amount of interest payable at a rate equal to (i) 0.50% per annum multiplied by (ii) a principal amount equal to the average of the Trading Price for the five Trading Days ending on the third Trading Day immediately preceding the first day for the applicable Contingent Interest Period (the "Contingent Interest Average Trading Price") per $1,000 of Notes in respect of any Contingent Interest Period, if the Contingent Interest Average Trading Price equals $1,200 or more.

      "Contingent Interest Period" shall mean any six-month interest period from August 5 to, but excluding, February 5, and from February 5 to, but excluding, August 5, with the initial six-month period commencing on August 5, 2006.

      "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who: (1) was a member of such Board of Directors on the date of this Indenture, or (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

      "Corporate Trust Office" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 101 Barclay Street, Floor 8W, New York, New York 10286, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice under Section 13.02, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice under
Section 13.02).

      "Credit Agreement" means that certain Credit Agreement, dated as of June 28, 2002 by and among the Company, Fleet National Bank and the other parties named therein, providing for up to $425.0 million of borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

      "Credit Facilities" means one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

      "Custodian" means the Trustee, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

      "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

      "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

      "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

      "Designated Senior Debt" means (1) Indebtedness outstanding under the Credit Agreement and (2) any other Senior Debt of the Company permitted under this Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

      "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Existing Notes" means the Company's outstanding $350.0 million principal amount of 10 5/8% Senior Subordinated Notes due 2011 and outstanding $200.0 million principal amount of 9 1/8% Senior Subordinated Notes due 2012.

      "Fair Market Value" means, with respect to any property or assets, the fair market value thereof, as established by a responsible officer of the Company, and, with respect to any property or asset the fair market value of which exceeds $5.0 million, by an independent third party appraiser, accounting firm or valuation firm with expertise in such valuation that is not affiliated with the Company or any Subsidiary of the Company.

      "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on April 24, 2002.

      "Global Note Legend" means the legend set forth in Section 2.06(f)(ii), which is required to be placed on all Global Notes issued under this Indenture.

      "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.02, 2.06(b)(iv) or 2.06(d)(ii) hereof.

      "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

      "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

      "Guarantors" means (1) each Subsidiary as of the Issue Date and (2) any other Subsidiary and their respective successors and assigns that has Guaranteed or that Guarantees in the future the Credit Agreement and the Existing Notes and any refinancings thereof and executes a Note Guarantee in accordance with the provisions of this Indenture. Notwithstanding the foregoing, Wildcat Run of Lee County, Inc. is not a Guarantor of the Notes.

      "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

      "Holder" means a Person in whose name a Note is registered.

      "Indebtedness" means, with respect to any Person and without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, if and to the extent any of the foregoing (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, as well as all Indebtedness of others secured by a Lien on any asset of such Person, subject, however, to the Fair Market Value of the assets securing such Indebtedness (whether or not such Indebtedness is assumed by such Person) and, to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person; provided Indebtedness shall not include Indebtedness that constitutes an accrued expense, trade payables, customer deposits or deferred income taxes. The amount of any Indebtedness outstanding as of any date shall be
(1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness. Notwithstanding the foregoing, Indebtedness shall not include: (1) Indebtedness which has been defeased or discharged, (2) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five Business Days of its incurrence or (3) CDD Obligations, other than that portion of any CDD Obligations that is due and payable at the time of determination.

      "Indenture" means this Indenture, as amended or supplemented from time to time.

      "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

      "Initial Notes" means the first $125.0 million aggregate principal amount of 4.0% Contingent Convertible Senior Subordinated Notes due 2023 issued under this Indenture on the Issue Date.

      "Issue Date" means August 5, 2003.

      "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction provided that in no event shall any operating lease be deemed a Lien).

      "Market Price" means the average of the Closing Prices per share of Common Stock for 20 consecutive Trading Days commencing 30 Trading Days before the record date with respect to any distribution, issuance or other event requiring such computation, appropriately adjusted (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) to take into account the occurrence, during the period commencing on the first of such 20 consecutive Trading Days and ending on such record date, of any event requiring adjustment of the Conversion Price under this Indenture.

      "Moody's" means Moody's Investors Service, Inc., and its successors.

      "Non-Recourse Financing" means Indebtedness incurred in connection with the purchase, development or construction of personal or real property useful in the Permitted Business as to which the lender upon default (1) may seek recourse or payment against the Company or any Guarantor only through the return or sale of the property so purchased and (2) may not otherwise assert a valid claim for payment on such Indebtedness against the Company or any Guarantor or any other property of the Company or any Guarantor.

      "Note Guarantee" means the Guarantee by each Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

      "Notes" means the Initial Notes and the Additional Notes, if any, permitted to be issued in accordance with this Indenture.

      "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

      "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.

      "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Trustee.

      "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 13.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

      "Participant" means, with respect to the Depositary, a Person who has an account with the Depositary.

      "Permitted Business" means the business of the Company and its Subsidiaries engaged in as of the date of this Indenture, including but not limited to, planning, designing, engineering, development, construction, marketing, sale, financing, management and operation of real estate including business and commercial projects, office buildings, residential subdivisions, condominiums and cooperatives (including low-, mid- and high-rise condominiums), villa developments and single family residences, timeshares, related amenity operations, which include golf clubs, marinas, tennis facilities, restaurants, including leisure, hospitality (hotels) and health care services, and any and all other businesses reasonably related thereto including, but not limited to, pest control and security services. In addition, Permitted Businesses shall include the operation of an amenities business and other real estate services businesses, including but not limited to, title insurance, property management, mortgage banking, insurance brokerage, E-commerce related businesses and real estate brokerage.

      "Permitted Junior Securities" of a Person means (1) Equity Interests in such Person and (2) debt securities of such Person that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) of such Person to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt of the Company.

      "Person" means an individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof.

      "Principals" means Alfred Hoffman, Jr., Don E. Ackerman, or any of their affiliates.

      "Private Placement Legend" means the legend set forth in Section 2.06(f)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Redemption Date" or "Redemption Dates" shall mean the date specified for redemption of the Notes in accordance with the terms of the Notes and this Indenture.

      "Redemption Price" or "Redemption Prices" shall have the meaning set forth in paragraph 5 of the Notes.

      "Registration Rights Agreement" means the Resale Registration Rights Agreement, dated as of August 5, 2003, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

      "Related Party" with respect to any Principal means (A) any controlling stockholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (A).

      "Representative" means the Indenture trustee or other trustee, agent or representative for any Senior Debt.

      "Responsible Officer" means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

      "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

      "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

      "Rule 144" means Rule 144 promulgated under the Securities Act.

      "Rule 144A" means Rule 144A promulgated under the Securities Act.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Debt" of any Person means: (1) all Indebtedness of such Person under Credit Facilities and all Hedging Obligations with respect thereto, (2) any other Indebtedness of such Person permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or the Note Guarantees, as the case may be, and (3) all Obligations with respect to the foregoing.

      Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include: (a) any liability for federal, state, local or other taxes owed or owing by such Person, (b) any Indebtedness of such Person to any of its Subsidiaries or other Affiliates, (c) any trade payables, customer deposits, reserves and accrued expenses, (d) Indebtedness represented by the Notes or the Guarantees, (e) any CDD Obligations, other than that portion of CDD Obligations that is due and payable at the time of determination and (f) the Existing Notes.

      "Senior Guarantee" means the Guarantees by the Guarantors of Obligations under the Credit Agreement or other Senior Debt.

      "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

      "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof except that the standard of significance will be 20% instead of 10%.

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

      "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

      "Subsidiary" means, with respect to any Person, (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or con-trolled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (2) any partnership
(a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof, except in each case with respect to joint ventures when such Person or Subsidiary of such Person does not exercise control of the joint venture).

      Notwithstanding the foregoing, the term "Subsidiary" shall not include any entity referred to in (1) or (2) above to the extent the Company does not consolidate its interest in any such entity in its consolidated financial statements prepared in accordance with GAAP. Notwithstanding the immediately preceding sentence, not-for-profit golf clubs and common interest realty associations that do not guarantee the Credit Facilities are not Subsidiaries.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

      "Trading Day" means a day during which trading in securities generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on the Nasdaq System or, if the Common Stock is not then quoted on the Nasdaq System, on the principal other market on which the Common Stock is then traded.

      "Trading Price" per $1,000 principal amount of Notes on any date of determination means the average of the secondary market bid quotations obtained by the Trustee for $10,000,000 principal amount at maturity of the Notes at approximately 4:00 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company, provided that if at least three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, this one bid shall be used. If the Trustee cannot reasonably obtain at least one bid for $10,000,000 principal amount of the Notes from a nationally recognized securities dealer or in the reasonable judgment of the Company, the bid quotations are not indicative of the secondary market value of the Notes, then the trading price of the Notes will equal (a) the then-applicable conversion rate of the Notes multiplied by (b) the closing price on the New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a national or regional securities exchange, on the Nasdaq System or, if the Common Stock is not then quoted on the Nasdaq System, on the principal other market on which the Common Stock is then traded, of shares of Common Stock on such determination date; provided that the Trustee shall not determine the trading price of the Notes unless requested by the Company to do so; and provided, further, that the Company shall have no obligation to make such request unless a holder of Notes provides the Company with reasonable evidence that the trading price of the Notes may be less than 95% of the average sales price of the shares of Common Stock multiplied by the number of shares of Common Stock into which such Notes are convertible for that period (the "parity value"); and at which time, the Company shall instruct the Trustee to determine the trading price of the Notes beginning on the next trading day and on each successive trading day until the trading price is greater or equal to 95% of the parity value of the Notes . The Trustee shall be entitled to all of the rights of the Trustee set forth in this Indenture in connection with any such determination. Any such determination shall be conclusive absent manifest error.

      "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

      "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

      "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

      "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

1.02  Other Definitions.

                                                                      Defined in
      Term                                                              Section
      ----                                                            ----------
      "Acceleration Notice" ......................................      6.02
      "Authentication Order"......................................      2.02
      "Change of Control Purchase Date"...........................      3.09(a)
      "Change of Control Purchase Notice" ........................      3.09(c)
      "Change of Control Purchase Price"..........................      3.09(a)
      "Company Change of Control Notice"..........................      3.09(b)
      "Company Notice"............................................      3.08(b)
      "Company Notice Date".......................................      3.08(b)
      "Conversion Agent"..........................................      2.03
      "Conversion Date"...........................................      12.02
      "Conversion Price"..........................................      12.06
      "Event of Default"..........................................      6.01
      "Ex-Dividend Date"..........................................      12.01
      "Expiration Time"...........................................      12.06(d)
      "Notice of Redemption"......................................      3.03
      "Parity Value"..............................................      1.01
      "Paying Agent"..............................................      2.03
      "Payment Blockage Notice"...................................      10.03
      "Payment Default" ..........................................      6.01(e)
      "Pre-Dividend Sale Price" ..................................      12.06
      "Principal Value Conversion" ...............................      12.01
      "Purchase Date" ............................................      3.08(a)
      "Purchased Shares" .........................................      12.06
      "Purchase Notice" ..........................................      3.08(a)
      "Purchase Price" ...........................................      3.08(a)
      "Quarter" ..................................................      12.01
      "Redemption Price" .........................................      3.12
      "Registrar".................................................      2.03
      "Trading Price Condition" ..................................      12.01

1.03  Incorporation by Reference of Trust Indenture Act.

      Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

      The following TIA terms used in this Indenture have the following meanings:

      "indenture securities" means the Notes;

      "indenture security Holder" means a Holder of a Note;

      "indenture to be qualified" means this Indenture;

      "indenture trustee" or "institutional trustee" means the Trustee; and

      "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Note Guarantees, respectively.

      All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

1.04  Rules of Construction.

      Unless the context otherwise requires:

      (a) a term has the meaning assigned to it;

      (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

      (c) "or" is not exclusive;

      (d) words in the singular include the plural, and in the plural include the singular;

      (e) provisions apply to successive events and transactions; and

      (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE II

                                    THE NOTES

2.01  Form and Dating.

      (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

      The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

      (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

2.02  Execution and Authentication.

      An Officer shall sign the Notes for the Company by manual or facsimile signature.

      If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

      A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

      The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount not to exceed $125,000,000 and (ii) Additional Notes in each case upon a written order of the Company in the form of an Officers' Certificate of the Company (an "Authentication Order"). Each such written order shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes or Additional Notes and whether the Notes are to be issued as certificated Notes or Global Notes or such other information as the Trustee may reasonably request. In addition, with respect to authentication pursuant to clause (ii) of the first sentence of this paragraph, the first such written order from the Company shall be accompanied by an Opinion of Counsel of the Company in a form reasonably satisfactory to the Trustee.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or the Company.

      The Trustee shall have the right to decline to authenticate and deliver any Notes under this Indenture if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability.

2.03  Registrar, Paying Agent and Conversion Agent.

      The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent") and an office or agency where Notes may be presented for conversion (the "Conversion Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar, the term "Paying Agent" includes any additional paying agent and the term "Conversion Agent" includes any additional Conversion Agent. The Company may change any Paying Agent, Conversion Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this

Indenture. If the Company fails to appoint or maintain another entity as Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

      The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

      The Company initially appoints the Trustee to act as the Registrar, Paying Agent and Conversion Agent and to act as Custodian with respect to the Global Notes.

2.04  Paying Agent to Hold Money in Trust.

      The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Amounts, if any, or interest on the Notes, and will promptly notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

2.05  Holder Lists.

      The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

2.06  Transfer and Exchange.

      (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b) or (c) hereof.

      (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

            (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

            (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(g) hereof.

            (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives from the transferor a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof.

            (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                  (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted

                  Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (2) thereof;

            and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            If any such transfer is effected pursuant to subparagraph (A) or (B) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (A) or (B) above.

            Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

      (c) Transfer or Exchange of Beneficial Interest in Global Notes for Definitive Notes.

            (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the holder of such beneficial interest in a Restricted
            Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
            (2)(a) thereof;

                  (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (D) if such beneficial interest is being transferred to the
            Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (E) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

            (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                  (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
                  (1)(b) thereof; or

                        (2) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (2) thereof;

            and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(g) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section

      2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend.

      (d) Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes.

            (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                  (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                  (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                  (C) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                  (D) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
            (3)(b) thereof; or

                  (E) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof,

      the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note and in the case of clause (B) above, the 144A Global Note.

            (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                  (A) such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the Holder of such Definitive Notes proposes to
                  exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                        (2) if the Holder of such Definitive Notes proposes to
                  transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2) thereof;

            and, in each such case set forth in this subparagraph (B), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

            (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

            If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

      (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

            (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                  (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                  (B) if the transfer will be made pursuant to any other
            exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of

            Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

            (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                  (A) any such transfer is effected pursuant to the Shelf
            Registration Statement in accordance with the Registration Rights Agreement; or

                  (B) the Registrar receives the following:

                        (1) if the Holder of such Restricted Definitive Notes
                  proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                        (2) if the Holder of such Restricted Definitive Notes
                  proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (2) thereof;

            and, in each such case set forth in this subparagraph (B), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

            (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

      (f) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

            (i) Private Placement Legend.

                  (A) Except as permitted by subparagraph (B) below, each Global
            Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTE (OR ITS PREDECESSORS) EVIDENCED HEREBY WAS, AND ANY COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE WILL BE, ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND THE NOTE EVIDENCED HEREBY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE NOTE EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER OR ANOTHER EXEMPTION UNDER THE SECURITIES ACT. THE HOLDER

OF THE NOTE EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) SUCH NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (i) (a) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), PURCHASING FOR ITS OWN ACCOUNT IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 OF THE SECURITIES ACT, OR (c) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED THAT IN THE CASE OF A TRANSFER PURSUANT TO CLAUSE (c) SUCH TRANSFER IS SUBJECT TO THE RECEIPT BY THE REGISTRAR (AND THE COMPANY, IF IT SO REQUESTS) OF A CERTIFICATION OF THE TRANSFEROR AND AN OPINION OF COUNSEL TO THE EFFECT THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (ii) TO THE COMPANY OR
(iii) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND THE INDENTURE GOVERNING THE NOTES AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE NOTE EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THE NOTE OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

                  (B) Notwithstanding the foregoing, any Global Note or
            Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
            (c)(iii), (d)(ii), (d)(iii), (e)(ii) or (e)(iii) to this Section
            2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

            (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THIS INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THIS INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THIS INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THIS INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

      (g) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

      (h) General Provisions Relating to Transfers and Exchanges.

            (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

            (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06 and 9.05 hereof).

            (iii) The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

            (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

            (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

            (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

            (vii) The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

            (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

            (ix) Each Holder agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment by such Holder of such Holder's Note in violation of any provision of this Indenture and/or applicable United States federal or state securities law.

            (x) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly re-quired by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.07  Replacement Notes.

      If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

      Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

2.08  Outstanding Notes.

      The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

      If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

      If a Note is converted pursuant to Article 12 hereof, such Note shall cease to be outstanding and interest thereon (including Contingent Interest and Additional Amounts, if any) shall cease to accrue.

      If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

      If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

2.09  Treasury Notes.

      In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes as to which a Responsible Officer of the Trustee has actual knowledge are so owned shall be so disregarded.

2.10  Temporary Notes.

      Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for tempo-rary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.

      Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

2.11  Cancellation.

      The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its procedures for the disposition of canceled securities in effect as of the date of such disposition (subject to the record retention requirement of the Exchange Act). Certification of the disposition of all canceled Notes shall be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

2.12  Defaulted Interest.

      If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

2.13  CUSIP Numbers.

      The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in the "CUSIP" numbers.

                                  ARTICLE III

                            REDEMPTION AND PREPAYMENT

3.01  Notices to Trustee.

      If the Company elects to redeem Notes pursuant to the optional redemption provisions set forth Section 3.12 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the Redemption Price.

3.02  Selection of Notes to Be Redeemed.

      If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

      The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

      If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as possible) to be the portion selected for redemption. Notes that have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

3.03  Notice of Redemption.

      At least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption (the "Notice of Redemption") to each Holder whose Notes are to be redeemed at its registered address.

      The notice shall identify the Notes (including the CUSIP number, if any) to be redeemed and shall state:

      (a) the Redemption Date;

      (b) the Redemption Price;

      (c) the current Conversion Price;

      (d) that the Notes called for redemption may be converted at any time before the close of business on the second Business Day immediately preceding the Redemption Date;

      (e) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

      (f) the name and address of the Paying Agent and Conversion Agent;

      (g) that Holders who want to convert Notes must satisfy the requirements set forth in paragraph 8 of the Notes;

      (h) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

      (i) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date and the Notes will cease to be convertible;

      (j) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

      (k) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided that the Company shall have delivered to the Trustee, at least 15 days prior to the date of the mailing of such notice, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

3.04  Effect of Notice of Redemption.

      Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the Redemption Price. A notice of redemption may not be conditional.

3.05  Deposit of Redemption Price.

      One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest on, all Notes to be redeemed.

      If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.

3.06  Notes Redeemed in Part.

      Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

3.07  Mandatory Redemption.

      The Company shall not be required to make sinking fund payments with respect to the Notes.

3.08  Purchase of Notes at Option of the Holder.

      (a) General. Notes shall be purchased by the Company in accordance with the provisions of paragraph 6 of the Notes on August 5, 2008, August 5, 2013 and August 5, 2018 (each, a "Purchase Date") at a purchase price in cash per Notes equal to 100% of the aggregate principal amount of the Note on the date of purchase (the "Purchase Price"), plus accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, up to but not including the Purchase Date.

      Purchases of Notes hereunder shall be made, at the option of the Holder thereof upon:

            (i) delivery to the Company and the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 30 Business Days prior to a Purchase Date until the close of business on the Business Day prior to such Purchase Date stating:

                  (A) the certificate number of the Note which the Holder will deliver to be purchased;

                  (B) the portion of the principal amount of the Note which the
            Holder will deliver to be purchased, which portion must be in principal amounts of $1,000 or an integral multiple thereof; and

                  (C) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Notes and in this Indenture; and

            (ii) delivery or book-entry transfer of such Note to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any); provided, however, that such Purchase Price, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), shall be so paid pursuant to this Section 3.08 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company in its sole discretion.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery or book-entry transfer of the Note.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent at the principal office of the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

      (b) Company Notice. In connection with any purchase of Notes pursuant to
Section 3.08 or 3.09, the Company shall give written notice of the Purchase Date or Change of Control Purchase Date, as applicable, to the

Holders (the "Company Notice"). The Company Notice shall be sent by first-class mail to the Trustee and to each Holder not less than 30 Business Days prior to any Purchase Date (the "Company Notice Date") or not more than 30 days after the occurrence of a Change of Control, as the case may be. Each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state, as applicable:

            (i) the Purchase Price, Change of Control Purchase Price, Conversion Price and, to the extent known at the time of such notice, the amount of Contingent Interest and Additional Amounts, if any, that will be payable with respect to the Notes on the Purchase Date or the Change of Control Purchase Date, as applicable;

            (ii) the name and address of the Paying Agent and the Conversion Agent;

            (iii) that Notes as to which a Purchase Notice or Change of Control Purchase Notice has been given may be converted only if the applicable Purchase Notice or Change of Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

            (iv) that Notes must be surrendered to the Paying Agent to collect payment of the Purchase Price or Change of Control Purchase Price and accrued but unpaid interest and Contingent Interest and Additional Amounts, if any;

            (v) that the Purchase Price or Change of Control Purchase Price for any Notes as to which a Purchase Notice or Change of Control Purchase Notice has been given and not withdrawn, together with any accrued Contingent Interest and Additional Amounts payable with respect thereto, shall be paid promptly following the later of the Purchase Date or Change of Control Purchase Date, as applicable, and the time of surrender of such Notes as described in (iv);

            (vi) the procedures the Holder must follow under Section 3.08 or
      Section 3.09, as the case may be;

            (vii) briefly, the conversion rights of the Notes;

            (viii) that, unless the Company defaults in making payment of such Purchase Price or Change of Control Purchase Price, interest (including Contingent Interest and Additional Amounts, if any), on Notes covered by any Purchase Notice or Change of Control Purchase Notice will cease to accrue on and after the Purchase Date or Change of Control Purchase Date, as applicable;

            (ix) the CUSIP number of the Notes; and

            (x) the procedures for withdrawing a Purchase Notice or Change of Control Purchase Notice (as specified in Section 3.10).

      At the Company's request and at the Company's expense, the Trustee shall give the Company Notice in the Company's name; provided, however, that, in all cases, the text of the Company Notice shall be prepared by or at the direction of the Company.

3.09  Purchase of Notes at Option of the Holder upon Change of Control.

      (a) Subject to Section 3.09(b) below, if at any time that Notes remain outstanding there shall have occurred a Change of Control, Notes shall be repurchased by the Company, at the option of the Holder thereof, at a purchase price in cash (the "Change of Control Purchase Price") equal to the principal amount plus accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, up to but not including the date (the "Change of Control Purchase Date") fixed by the Company that is not less than 30 days nor more than 60 days after the date the Company Notice is given, subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.09(d); provided that if the Change of Control Purchase Date is on or after an interest record date but on or prior to the related interest payment date, interest and Additional Amounts, if any, will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant record date.

      (b) Notwithstanding anything set forth in Section 3.09(a), the Company may pay the Change of Control Purchase Price in Common Stock. In such event, the number of shares of Common Stock a Holder will receive will equal the Change of Control Purchase Price divided by 95% of the average of the Closing Price of the Common Stock for the five Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Purchase Date. All shares issued pursuant to this Section 3.09(b) must be issued out of the Company's authorized but unissued Common Stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and non-assessable.

      (c) The Company, or at its request (which must be received by the Trustee at least three Business Days (or such lesser period as agreed to by the Trustee) prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Notes a notice (a "Company Change of Control Notice") of the occurrence of a Change of Control and of the repurchase right arising as a result thereof, including the information required by Section 3.08(b) hereof, on or before the 30th day after the occurrence of such Change of Control. The Company shall promptly furnish to the Trustee a copy of such notice.

      (d) For a Note to be so repurchased at the option of the Holder, the Paying Agent must receive such Note with the form entitled "Notice of Exercise of Repurchase Right Upon A Change of Control" (a "Change of Control Purchase Notice") on the reverse thereof duly completed, together with such Note duly endorsed for transfer, on or before the Change of Control Purchase Date. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for redemption shall be determined by the Company, whose determination shall be final and binding.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 3.09, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 3.09 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Purchase Date and the time of delivery of the Notes to the Paying Agent in accordance with this Section 3.09.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this
Section 3.09(d) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Change of Control Purchase Notice or written withdrawal thereof.

      Prior to complying with any of the provisions of this Section 3.09, but in any event within 90 days following any Change of Control, the Company shall obtain the consents under all Senior Debt required to permit the repurchase of the Notes pursuant to a Change of Control Offer; or repay in full all indebtedness and terminate all commitments under all Senior Debt, the terms of which would prohibit the purchase of the Notes under a Change of Control Offer.

      Notwithstanding anything herein to the contrary, the Company's obligations pursuant to this Section 3.09 shall be satisfied if a third party makes an offer to repurchase outstanding Notes after a Change of Control in the manner and at the times and otherwise in compliance in all material respects with the requirements of this Section 3.09 and purchases all Notes properly tendered and not withdrawn pursuant to the requirements of this Section 3.09.

3.10  Effect of Purchase Notice or Change of Control Purchase Notice.

      Upon receipt by the Paying Agent of the Purchase Notice or Change of Control Purchase Notice specified in Section 3.08 or Section 3.09(d), as applicable, the Holder of the Note in respect of which such Purchase Notice or Change of Control Purchase Notice, as the case may be, was given shall (unless such Purchase Notice or Change of Control Purchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Change of Control Purchase Price, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, to but not including the Purchase Date or Change of Control Purchase Date, as the case may be, with respect to such Note. Such Purchase Price or Change of Control Purchase Price, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, to but not including the Purchase Date or Change of Control Purchase Date, as the case may be, shall be paid to such Holder, subject to receipt of funds by the Paying Agent, promptly following the later of (x) the Purchase Date or the Change of Control Purchase Date, as the case may be, with respect to such Note (provided that the conditions in Section 3.08 or Section 3.09, as applicable, have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.08 (a)(ii) or Section 3.09(d), as applicable. Notes in respect of which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been given by the Holder thereof may not be converted pursuant to Article 12 hereof on or after the date of the delivery of such Purchase Notice or Change of Control Purchase Notice, as the case may be, unless such Purchase Notice or Change of Control Purchase Notice, as the case may be, has first been validly withdrawn as specified in the following two paragraphs.

      A Purchase Notice or Change of Control Purchase Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Purchase Notice or Change of Control Purchase Notice, as the case may be, at any time prior to the close of business on the Purchase Date or at least one Business Day prior to the close of business on the Change of Control Purchase Date, as the case may be, specifying:

            (i) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted;

            (ii) the principal amount of the Note with respect to which such notice of withdrawal is being submitted; and

            (iii) the principal amount, if any, of such Note which remains subject to the original Purchase Notice or Change of Control Purchase Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

      There Company shall not purchase any of the Notes pursuant to Section 3.08 or Section 3.09 or redemption pursuant to Section 3.01 if there has occurred prior to, on or after, as the case may be, the giving, by the Holders of such Notes, of the required Purchase Notice (or Change of Control Purchase Notice, as the case may be) and is continuing an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be). The Paying Agent will promptly return to the respective Holders thereof any Notes

(x) with respect to which a Purchase Notice or Change of Control Purchase Notice, as the case may be, has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Purchase Price or Change of Control Purchase Price, as the case may be) in which case, upon such return, the Purchase Notice or Change of Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

3.11  Deposit of Purchase Price or Change of Control of Purchase Price.

      Prior to 11:00 a.m. (New York City time) on the Business Day prior to the Purchase Date or the Change of Control Purchase Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money (or in the case of a Change of Control, money or shares of Common Stock) (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, together with accrued but unpaid interest (including Contingent Interest and Additional Amount, if any) thereon, to but not including the Purchase Date or Change of Control Purchase Date, as the case may be, of all the Notes or portions thereof which are to be purchased as of the Purchase Date or Change of Control Purchase Date, as the case may be.

3.12  Optional Redemption.

      Beginning on August 11, 2008 and during the periods thereafter to maturity, the Company may redeem the Notes for cash in whole, or from time to time in part, in any integral multiple of $1,000, at any time at the option of the Company at a redemption price (the "Redemption Price") equal to 100% of the principal amount, together with accrued but unpaid interest, thereon (including Contingent Interest and Additional Amounts, if any), up to but not including the Redemption Date.

      In addition, on or after August 11, 2006, the Company may redeem the Notes, in whole or in part, for cash at a price equal to 100% of the principal amount of the Notes plus accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any) up to but not including the Redemption Date, in the event that the Common Stock Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar month preceding the calendar month in which the Notice of Redemption is properly mailed to Holders is more than 135% of the then applicable Conversion Price on that 30th Trading Day.

      The Company will pay interest to a Person other than the Holder of record on the Record Date if the Company redeems the Notes on a date that is after the Record Date and prior to the corresponding interest payment date. In this instance, the Company will pay interest accrued and unpaid on the Notes being redeemed, to but not including the Redemption Date to the same person to whom we will pay the principal of such Notes.

3.13  Notes Purchased in Part.

      Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered which is not purchased.

3.14  Covenant to Comply with Securities Laws upon Purchase of Notes.

      When complying with the provisions of Sections 3.08 or 3.09 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall to the extent required (i) comply in all material respects with Rule 13e-4 and Rule 14e-1 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply in all material respects with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.08 or 3.09 to be exercised in the time and in the manner specified in Sections 3.08 or 3.09.

3.15  Repayment to the Company.

      The Trustee and the Paying Agent shall return to the Company any cash (or shares of Common Stock, as the case may be) that remains unclaimed as provided in paragraph 6 of the Notes, together with interest or dividends, if any, thereon, held by them for the payment of the Purchase Price or Change of Control Purchase Price, as the case may be, and accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any); provided, however, that to the extent that the aggregate amount of cash (or shares of Common Stock, as the case may be) deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Change of Control Purchase Price, as the case may be, of the Notes or portions thereof which the Company is obligated to purchase as of the Purchase Date or Change of Control Purchase Date, as the case may be, and accrued but unpaid interest thereon (including Contingent Interest and Additional Amounts, if any), then, unless otherwise agreed in writing with the Company, promptly after the Purchase Date or Change of Control Purchase Date, as the case may be, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                   ARTICLE IV

                                    COVENANTS

4.01  Payment of Notes.

      The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 12:00 noon Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Amounts, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

      The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Amounts (without regard to any applicable grace period) at the same rate to the extent lawful.

4.02  Maintenance of Office or Agency.

      The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar, co-registrar or Conversion Agent) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

      The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

4.03  Reports.

      (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes within the time periods specified in the SEC's rules and regulations (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company and its Subsidiaries were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company and its Subsidiaries were required to file such reports. The Company shall at all times comply with TIA Section 314(a). Delivery by the Company of reports, information and documents to the Trustee pursuant to TIA Section 314(a) shall be for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

      (b) For so long as any Notes remain outstanding, the Company and the Guarantors shall furnish to the Holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

      (c) Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the effectiveness of the Shelf Registration Statement by the filing with the SEC of the registration statement relating to the Shelf Registration Statement, and any amendments thereto, of the Notes; provided that any such Registration Statement is filed within the time periods specified in the Registration Rights Agreement.

4.04  Compliance Certificate.

      (a) The Company shall deliver to the Trustee, within 100 days after the end of each fiscal year, an Officers' Certificate complying with Section 314(a)(4) of the TIA, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

      (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

      (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, as soon as possible, and in any event within five days after any Officer becomes aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

4.05  Taxes.

      The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

4.06  Stay, Extension and Usury Laws.

      The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

4.07  Corporate Existence.

      Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and
(ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.

4.08  Tax Treatment of Notes.

      The Company agrees and the Holders, by purchasing the Notes, will be deemed to agree that (i) the Notes are contingent payment debt instruments as defined in Treasury Regulations Section 1.1275-4(b), (ii) each Holder shall be bound by the Company's application of the Treasury Regulations to the Notes, including the Company's determination that the rate at which interest will be deemed to accrue on the Notes for United States federal income tax purposes will be 8.9% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible basis with terms and conditions otherwise comparable to the Notes, (iii) each Holder shall use the projected payment schedule with respect to the Notes determined by the Company, as required by Treasury Regulations Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b), and (iv) the Company and each Holder will not take any position on a tax return inconsistent with (i), (ii), or (iii), unless required by applicable law.

      A Holder of Notes may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes by submitting a written request for such information to the Company at the following address: WCI Communities, Inc.; 24301 Walden Center Drive; Bonita Springs, FL 34134; (239) 947-2600; Attention: James D. Cullen, Esq.

4.09  Limitation on Issuances of Guarantees of Indebtedness.

      The Company shall not permit any of its Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the Company outstanding under the Credit Agreement or the Existing Notes unless such Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee shall be pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt. In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the Capital Stock of any Guarantor, in the case of clauses (i) and (ii) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, (iii) the release of any Guarantor from its guarantee under the Credit Agreement or the Existing Notes or (iv) the release of any Guarantor from guarantees of Indebtedness of the Company such that such Guarantor would not be required to provide a Guarantee of the Notes, then such Guarantor (in the case of clauses (ii), (iii) and (iv)) or the corporation acquiring the property (in the case of clause (i)) shall be released and relieved of any Obligations under its Note Guarantee. Notwithstanding the foregoing, The form of the Note Guarantee is attached as Exhibit E hereto.

                                   ARTICLE V

                                   SUCCESSORS

5.01  Merger, Consolidation, or Sale of Assets.

      The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

            (i) (1) the Company shall be the resulting or surviving corporation or (2) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety (a) shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and (b) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture;

            (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

            (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

5.02  Successor Corporation Substituted.

      Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE VI

                              DEFAULTS AND REMEDIES

6.01  Events of Default.

      An "Event of Default" occurs if:

      (a) the Company defaults for 30 days in the payment when due of interest (including Contingent Interest, if any) on, or Additional Amounts, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of this Indenture or any other reason);

      (b) the Company fails to pay the principal on any Notes, when it becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a Change of Control Offer or make a payment to purchase Notes tendered pursuant to a Change of Control Offer or the failure to repurchase Notes pursuant to paragraph 6 of the Notes), whether or not such failure shall be due to the subordination provisions of this Indenture or agreements with respect to any other Indebtedness or any other reason;

      (c) the Company or any of the Guarantors fail to comply with any covenant, representation, warranty or other agreement in this Indenture or the Notes for 30 days after written notice specifying the default (and demanding that such default be remedied) to the Company by the Trustee or the Holders of at least 25% in aggregate princi-pal amount of Notes (including Additional Notes, if any) then outstanding voting as a single class (except in the case of a default under Section 5.01, which will constitute an Event of Default with such notice requirement but without such passage of the requirement);

      (d) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors) (other than Indebtedness owed to the Company or any of the Guarantors or Non-Recourse Financing to the extent such default is not due to the default by the Company under any other Indebtedness) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (I) is caused by a failure to pay such Indebtedness at its Stated Maturity and such Indebtedness together with other Indebtedness in default for failure to pay principal at Stated Maturity (or the maturity of which as then accelerated) exceeds $10.0 million in the aggregate (a "Payment Default"); or (II) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

      (e) there is failure by the Company or any of the Guarantors to pay final judgments aggregating in excess of $10.0 million (except to the extent the judgment or judgments are in respect of Non-Recourse Financing), which judgments are not paid, discharged or stayed for a period of 60 days;

      (f) the Company or any of its Significant Subsidiaries or any group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and the Guarantors), would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

            (i) commences a voluntary case,

            (ii) consents to the entry of an order for relief against it in an involuntary case,

            (iii) consents to the appointment of a custodian of it or for all or substantially all of its property,

            (iv) makes a general assignment for the benefit of its creditors, or

            (v) generally is not paying its debts as they become due; or

      (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (i) is for relief against the Company or any of its Significant Subsidiaries or any group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and the Guarantors), would constitute a Significant Subsidiary in an involuntary case;

            (ii) appoints a custodian of the Company or any of its Significant Subsidiaries or any group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and the Guarantors), would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and the Guarantors), would constitute a Significant Subsidiary; or

            (iii) orders the liquidation of the Company or any of its Significant Subsidiaries or any group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and the Guarantors), would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days;
or

      (h) except as permitted by this Indenture, any Note Guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under such Guarantor's Note Guarantee.

      The Events of Default described in clauses (d), (e), (f) and (g) above with respect to a Subsidiary shall not apply if that Person was not a Subsidiary at the time such event or condition occurred unless, in the case of clause (d) or (e) above, the Company or another of its subsidiaries assumes or otherwise becomes liable for the liability referred to therein or the liabilities generally of such person.

6.02  Acceleration.

      If any Event of Default (other than an Event of Default specified in clause (f) or (g) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Significant Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee may or at the request of the Holders of at least 25% in principal amount of the then outstanding Notes shall declare the principal of and accrued interest on all the Notes to be due and payable in cash by written notice to the Company and, if it is given at the request of the Holders, the Trustee must specify the respective event of default and that it is a "notice of acceleration" (the "Acceleration Notice"). Upon delivery of an Acceleration Notice, the principal of and accrued interest (including Contingent Interest and Additional Amounts, if any) on all the Notes shall become immediately due and payable. Notwithstanding the foregoing, if an Event of Default specified in clause (f) or (g) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Guarantors that, taken together (as of the latest audited consolidated financial statements for the Company and the Guarantors), would constitute a Significant Subsidiary, all outstanding Notes shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind and cancel an acceleration and its consequences if the rescission would not conflict with any judgment or decree if all existing Events of Default have been cured or waived except the nonpayment of principal or interest that has become due solely because of such acceleration, if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid, and in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(c), the Trustee has received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived. No such rescission shall affect any subsequent default or impair any rights arising from a subsequent default.

6.03  Other Remedies.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Amounts, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

6.04  Waiver of Past Defaults.

      Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest on, the Notes (including in connection with an offer to purchase) or shares of Common Stock due in connection with the conversion of any Notes (provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

6.05  Control by Majority.

      Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

6.06  Limitation on Suits.

      A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:

      (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

      (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

      (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense;

      (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity or security; and

      (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

      A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

6.07  Rights of Holders of Notes to Receive Payment.

      Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Amounts, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase) or the right to receive shares of Common Stock upon conversion of a Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

6.08  Collection Suit by Trustee.

      If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Amounts, if any, and interest (including Contingent Interest, if any) remaining unpaid on the Notes and interest (including Contingent Interest, if any) on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09  Trustee May File Proofs of Claim.

      The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10  Priorities.

      If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

            First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

            Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Amounts, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes (including Contingent Interest, if any) for principal, premium and Additional Amounts, if any, and interest (including Contingent Interest, if any), respectively; and

            Third: to the Company or to such party as a court of competent jurisdiction shall direct.

      The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

6.11  Undertaking for Costs.

      In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee or a suit by a Holder of a Note pursuant to Section 6.07 hereof.

                                  ARTICLE VII

                                     TRUSTEE

7.01  Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

            (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein.

      (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) this paragraph does not limit the effect of paragraph (b) of this Section;

            (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

            (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

      (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

      (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a),
(b), (c) and (d) of this Section.

      (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

7.02  Rights of Trustee.

      (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person.

      (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

      (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

      (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

      (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

      (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

      (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it sees fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

      (h) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

      (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

      (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

7.03  Individual Rights of Trustee.

      The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

7.04  Trustee's Disclaimer.

      The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, the Notes or the Note Guarantees, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

7.05  Notice of Defaults.

      If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a trust committee of the board of directors or Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

7.06  Reports by Trustee to Holders of the Notes.

      Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA
Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA
Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

      A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

7.07  Compensation and Indemnity.

      The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the Company and the Trustee shall agree to in writing from time to time. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Com-pany shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      The Company shall indemnify the Trustee and any predecessor Trustee and their agents against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which shall not be unreasonably withheld.

      To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

      The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

      The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

7.08  Replacement of Trustee.

      A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

      The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

      (a) the Trustee fails to comply with Section 7.10 hereof;

      (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

      (c) a custodian or public officer takes charge of the Trustee or its property; or

      (d) the Trustee becomes incapable of acting.

      If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Hold-ers of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

      If a successor Trustee does not take office within 90 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may, at the expense of the Company, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

      A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

7.09  Successor Trustee by Merger, etc.

      If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act or document shall be the successor Trustee.

7.10  Eligibility; Disqualification.

      There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.

      This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

7.11  Preferential Collection of Claims Against Company.

      The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                  ARTICLE VIII

                           SATISFACTION AND DISCHARGE

8.01  Satisfaction and Discharge.

      This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

(1)   either:

      (a) all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation; or

      (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Amounts, if any, and accrued interest (including Contingent Interest, if any) to the date of maturity or redemption;

(2) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) the Company or any Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and

(4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

      Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 8.02 shall survive.

8.02  Application of Trust Money.

      All money deposited with the Trustee pursuant to Section 8.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest (including Contingent Interest, if any) for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

      If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and any Guarantor's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01; provided that if the Company has made any payment of principal of, premium and Additional Amounts, if any, or interest (including Contingent Interest, if any) on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE IX

                        AMENDMENT, SUPPLEMENT AND WAIVER

9.01  Without Consent of Holders of Notes.

      Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes without the consent of any Holder of a Note or the
Guarantees:

      (a) to cure any ambiguity, defect or inconsistency;

      (b) to provide for uncertificated Notes in addition to or in place of certificated Notes;

      (c) to provide for the assumption of the Company's or a Guarantor's obligations to the Holders of the Notes by a successor to the Company pursuant to Article 5 or Article 11 hereof;

      (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Notes;

      (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

      (f) to allow any Guarantor to execute a supplemental indenture and/or a Note Guarantee with respect to the Notes.

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

9.02  With Consent of Holders of Notes.

      Except as provided below in this Section 9.02, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Amounts, if any, or interest (including Contingent Interest, if any) on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

      Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

      It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

      After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

      (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement, modification or waiver of this Indenture or any Guarantee;

      (b) reduce the principal of, change the fixed maturity of or Redemption Price of any Note or alter or waive any of the provisions with respect to the redemption or Conversion of the Notes;

      (c) reduce the rate of or change the time for payment of interest, including default interest, Contingent Interest and Additional Amounts, on any Note;

      (d) impair the right to institute suit for the enforcement of any payment on or with respect to any Note when due;

      (e) change the currency in which the principal of any Note or interest is payable or adversely affect the price or ratio at which Common Stock may be substituted for currency in connection with any payments made;

      (f) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest (including Contingent Interest and Additional Amounts) on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes (including Additional Notes, if any) and a waiver of the payment default that resulted from such acceleration);

      (g) waive a Default in the payment of any amount or shares of Common Stock due in connection with any Note;

      (h) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes;

      (i) waive a redemption payment with respect to any Note;

      (j) make any changes in Article 10 hereof or Section 11.02 if such change would adversely affect the rights of such Holder of Notes;

      (k) make any change in the foregoing amendment and waiver provisions;

      (l) adversely affect the conversion rights provided in Article 12;

      (m) modify the provisions of this Indenture requiring the Company to make an offer to repurchase Notes upon a Change of Control pursuant to Section 3.09 after a Change of Control or to repurchase the Notes at the option of the Holders pursuant to Section 3.08 in any case; or

      (n) release any Guarantor from any of its obligations under its Note Guarantee or this Indenture, except in accordance with the terms of this Indenture.

9.03  Compliance with Trust Indenture Act.

      Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

9.04  Revocation and Effect of Consents.

      Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

9.05  Notation on or Exchange of Notes.

      The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

      Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.06  Trustee to Sign Amendments, etc.

      The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
13.04 hereof, an Officer's Certificate and an Opinion of Counsel each stating that the amendment or supplement is authorized or permitted by this Indenture, and all conditions precedent for its execution and delivery of the amended or supplemental indenture by the Trustee have been satisfied. The Trustee may, but shall not be obligated to, enter into any such amended or supplemental indenture which affects the Trustee's own rights, duties, liabilities or immunities under this Indenture or otherwise.

                                    ARTICLE X

                                  SUBORDINATION

10.01 Agreement to Subordinate.

      The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt, including Senior Debt incurred after the date of this Indenture.

      A distribution may consist of cash, securities or other property, by set-off or otherwise.

10.02 Liquidation; Dissolution; Bankruptcy.

      Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:

            (i) holders of Senior Debt of the Company shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive and retain Permitted Junior Securities); and

            (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive Permitted Junior Securities), as their interests may appear.

10.03 Default on Designated Senior Debt.

      (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than Permitted Junior Securities) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:

            (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

            (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof or the holders of any Designated Senior Debt. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 360 days shall have elapsed since the delivery of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived.

      (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:

            (i) in the case of a payment default, the date upon which the default is cured or waived, or

            (ii) in the case of a default referred to in clause (ii) of Section 10.03(a) hereof, the earlier of the date on which such non-payment default is cured or waived or 179 days after the Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated, if this
Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition. In the event that the Designated Senior Debt is accelerated because of a default other than a payment default thereunder in accordance with the terms of such Designated Senior Debt, and such acceleration has not been rescinded, then the failure to make the payment required arising from such acceleration shall constitute a payment default.

10.04 Acceleration of Notes.

      If payment of the Notes is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.

10.05 When Distribution Must Be Paid Over.

      In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes (except Permitted Junior Securities) when the payment is prohibited by Section 10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under this Indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

      With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with re-spect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.

10.06 Notice by Company.

      The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.

10.07 Subrogation.

      After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.

10.08 Relative Rights.

      This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:

            (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

            (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

            (iii) prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

      If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.

10.09 Subordination May Not Be Impaired by Company.

      No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

10.10 Distribution or Notice to Representative.

      Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.

      Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

10.11 Rights of Trustee and Paying Agent.

      The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Notes or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 10 or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Indenture and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

      Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair the claims of, or payments to, the Trustee under or pursuant to Section 7.07 hereof.

      The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

10.12 Authorization to Effect Subordination.

      Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.

10.13 Amendments.

      The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE XI

                                 NOTE GUARANTEES

11.01 Guarantee.

      Subject to this Article 11, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest (including Contingent Interest and Additional Amounts, if any) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest (including Contingent Interest and Additional Amounts, if any) on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

      The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

      If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

11.02 Subordination of Note Guarantee.

      The Obligations of each Guarantor under its Note Guarantee pursuant to this Article 11 shall be junior and subordinated to the Senior Guarantee of such Guarantor on the same basis as the Notes are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders shall have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Notes pursuant to this Indenture, including Article Ten hereof.

11.03 Limitation on Guarantor Liability.

      Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 11, result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent transfer or conveyance.

11.04 Execution and Delivery of Note Guarantee.

      To evidence its Note Guarantee set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee substantially in the form included in Exhibit D shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by an Officer.

      Each Guarantor hereby agrees that its Note Guarantee set forth in Section
11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      If an Officer whose signature is on this Indenture or on the Note Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

      The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantee set forth in this Indenture on behalf of the Guarantors.

11.05 Guarantors May Consolidate, etc., on Certain Terms.

      Except as otherwise provided in Section 11.06, no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person whether or not affiliated with such Guarantor unless:

      (a) subject to Section 11.06 hereof, the Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, this Indenture and the Note Guarantee on the terms set forth herein or therein; and

      (b) immediately after giving effect to such transaction, no Default or Event of Default exists.

      In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      Except as set forth in Articles 4 and 5 hereof, and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

11.06 Releases Following Sale of Assets.

      In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the Capital Stock of any Guarantor, in the case of clauses (i) and (ii) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, (iii) the release of any Guarantor from its guarantee under the Credit Agreement or the Existing Notes or (iv) the release of any Guarantor from guarantees of Indebtedness of the Company such that such Guarantor would not be required to provide a Guarantee of the Notes, then such Guarantor (in the case of clauses (ii), (iii) and (iv)) or the corporation acquiring the property (in the case of clause (i)) shall be released and relieved of any Obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

      Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest (including Contingent Interest, if any) on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE XII

                          CONVERSION OF THE SECURITIES

12.01 Conversion Privilege.

      Subject to the provisions of this Article 12, a Holder of a Note may convert such Note into Common Stock, at the Conversion Price then in effect, if any of the following conditions is satisfied:

            (a) during any calendar quarter (the "Quarter") (and only during such calendar Quarter) commencing after the Quarter ending September 30, 2003, if the Closing Price per share of Common Stock for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the Quarter immediately preceding such Quarter (appropriately adjusted to take into account the occur-rence, during such 20 Trading Day period, of any event requiring adjustment of the Conversion Price under this Indenture) is more than 120% of the Conversion Price on such 30th Trading Day;

            (b) at any time prior to the close of business on the day that is two Business Days prior to the Redemption Date, if the Notes have been called for redemption by the Company pursuant to Section 3.03 and the redemption has not yet occurred;

            (c) during the five Trading Day period immediately after any five consecutive Trading Day period in which the Trading Price of the Notes (as determined following a request by a holder of the Notes in accordance with the procedures described herein) for each day of such five-day period was less than 95% of the product of the Common Stock Price on that day multiplied by the number of shares issuable upon conversion of $1,000 principal amount of the Notes (the "Trading Price Condition"); provided, that if on the date of any conversion pursuant to the Trading Price Condition, the Common Stock Price is greater than the effective Conversion Price but less than 120% of the then effective Conversion Price, then such Holder shall receive, in lieu of shares of Common Stock based on the Conversion Rate, shares of Common Stock with a value equal to the principal amount of such Holder's Notes plus accrued but unpaid interest (including Contingent Interest and Additional Amounts), if any, as of the Conversion Date ("Principal Value Conversion"); and provided further that after August 5, 2018, a Holder may only exercise its option to convert pursuant to a Trading Price Condition in the event that the Common Stock Price is greater than or equal to 110% of the then effective Conversion Price. Shares of Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the effective Conversion Price on the Conversion Date and the applicable Common Stock Price as of the Conversion Date. The Company shall deliver such shares of Common Stock no later than the third Business Day following the determination of the applicable Common Stock Price. The "Effective Conversion Price" is, as of any date of determination, a dollar amount (initially $27.57) derived by dividing $1,000 by the Conversion Rate then in effect (assuming a Conversion Date eight Trading Days prior to the date of determination);

            (d) during any period in which: (i) the credit rating assigned to the Notes by Standard & Poor's (or its successor) or Moody's (or its successor) is below B- or B1, respectively, (ii) if the credit rating assigned to the Notes is suspended or withdrawn by either such rating agency (or their respective successors) or (iii) if either such rating agency (or their respective successors) is not then rating the Notes;

            (e) (i) an issuance of rights, warrants or options referred to in
      Section 12.06(b) occurs or (ii) a distribution referred to in Section 12.06(c) occurs where the fair market value of such distribution per share of Common Stock (as determined by the Board of Directors of the Company, which determination shall be conclusive evidence of such fair market value) exceeds 10% of the Closing Price per share of Common Stock on the Trading Day immediately preceding the date of declaration of such distribution;

            (f) an event occurs that, but for the proviso contained the definition of "Change of Control," would otherwise be deemed to be a Change of Control; or

            (g) (i) the Company is party to a consolidation, merger, share exchange, sale of all or substantially all of its assets or other similar transaction pursuant to which the Common Stock is subject to conversion into cash, securities or other shares of stock (other than Common Stock), other securities or property subject to Section 12.12 and (ii) the conversion of such Note occurs at any time from and after the date that is 15 days prior to the date of the anticipated effective time of such transaction until and including the date that is 15 days after the actual effective date of such transaction; provided, however, that if such conversion occurs after the effective date of such transaction, the Holder will receive on conversion the consideration determined in accordance with
      Section 12.12.

      In the case of the foregoing clause (c), the Trustee (or other Conversion Agent appointed by the Company) shall have no obligation to determine the Trading Price unless the Company has requested such a determination; and the Company shall have no obligation to make such request unless a Holder provides it with reasonable evidence that the Trading Price per $1,000 principal amount of such series of Notes would be less than 95% of the product of the Closing Price per share of Common Stock on such Trading Date multiplied by the number of shares of Common Stock issuable (assuming satisfaction of conditions to conversion) upon conversion of $1,000 in principal amount of the Notes. If such evidence is provided, the Company shall instruct the Trustee (or other Conversion Agent) to determine the Trading Price of the Notes beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of such Notes is greater than or equal to 95% of the product of the Closing Price per share of Common Stock on such Trading Date multiplied by the number of shares of Common Stock issuable (assuming satisfaction of conditions to conversion) upon conversion of $1,000 in principal amount of the Notes; provided that the Trustee shall be under no duty or obligation to make the calculations described in the foregoing clause (c) or to determine whether the Notes are convertible pursuant to such section. The Company shall make the calculations described in the foregoing clause (c), using the Trading Price provided by the Trustee.

      The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of and rely upon the Company in connection with the Trustee's duties and obligations pursuant to the foregoing clause (c) (including without limitation the calculation or determination of the Trading Price), and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under the foregoing clause (c); provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to the foregoing clause (c).

      In the case of the foregoing clauses (e)(i), (ii) or (f), the Company shall cause a notice of such issuance or distribution to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes at its address appearing on the list provided for in Section 2.05, at least 20 days prior to the Ex-Dividend Date for such issuance or distribution or within 30 days of the Change of Control, as the case may be. Once the Company has given such notice, Holders may surrender their Notes for conversion until either (a) the earlier of the close of business on the Business Day prior to the Ex-Dividend Date or the announcement by the Company that such distribution will not take place, in the case of a distribution or (b) within 30 days of the Company Change of Control Notice, in the case of a Change of Control. This provision shall not apply with respect to a holder of a note that is otherwise permitted to and in fact does participate in such distribution (on an as-if-converted basis) without conversion.

      The "Ex-Dividend Date" for any such issuance or distribution means the date immediately prior to the commencement of "ex-dividend" trading for such issuance or distribution on The New York Stock Exchange or such other national securities exchange or The Nasdaq Stock Market or similar system of automated dissemination of quotations of securities prices on which the Common Stock is then listed or quoted.

      The number of shares of Common Stock issuable upon conversion of a Note shall be determined by the Company by dividing the principal amount of the Note or portion thereof surrendered for conversion by the Conversion Price in effect on the Conversion Date. The initial Conversion Price is set forth in paragraph 8 of the Notes and is subject to adjustment as provided in this Article 12. If any Notes are properly presented for conversion, the Company, at its option, instead of delivering the shares of Common Stock issuable upon conversion of such Notes, may pay the Holder the Cash Conversion Price.

      A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof. Provisions of this Indenture that apply to conversion of all of a Note also apply to conversion of a portion of a Note.

      If a Note is called for redemption pursuant to Article 3, the right to convert such Note shall terminate at the close of business on the second Business Day before the Redemption Date for such Note (unless the Company shall default in making the redemption payment then due, in which case the conversion right shall terminate on the date such Default is cured and such Note is redeemed). A Note in respect of which a Holder has delivered a Purchase Notice pursuant to Section 3.08 or a Change of Control Purchase Notice pursuant to Section 3.09 exercising the option of such Holder to require the Company to repurchase such Note may be converted only if such Purchase Notice or Change of Control Purchase Notice, as the case may be, is withdrawn by a written notice of withdrawal delivered to the Paying Agent prior to the close of business on the Purchase Date or prior to the close of business on the Change of Control Purchase Date, as the case may be, in accordance with Section 3.10.

      A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted its Notes into Common Stock and, upon such conversion, only to the extent such Notes are deemed to have been converted into Common Stock pursuant to this Article 12.

12.02 Conversion Procedure.

      To convert a Note, a Holder must satisfy the requirements in paragraph 8 of the Notes and (i) complete and manually sign the conversion notice on the back of the Note and deliver such notice to the Conversion Agent, (ii) surrender the Note to the Conversion Agent, (iii) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (iv) pay any transfer or other tax, if required by Section 12.04 and (v) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. The date on which the Holder satisfies all of the foregoing requirements is the "Conversion Date". As soon as practicable after the Conversion Date and in any event within five Business Days, the Company shall deliver to the Holder through the Conversion Agent either (i) a certificate for or (ii) a book-entry notation of the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 12.05.

      The Person in whose name the Note is registered shall be deemed to be a stockholder of record on the Conversion Date; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open (subject to the provisions of the next paragraph of this Section 12.02); provided, further, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Note, such Person shall no longer be a Holder of such Note.

      The Company may, at its option, in lieu of delivering shares of Common Stock, elect to pay the Holder surrendering such Note an amount of cash equal to the average of the Common Stock Price for the five consecutive Trading Days immediately following (a) the date of our notice of our election to deliver cash as described below if we have not given notice of redemption, or (b) the Conversion Date, in the case of a conversion following a Notice of Redemption with respect to such Note, specifying that the Company intends to deliver cash upon conversion, in either case multiplied by the number of shares of Common Stock issuable upon conversion of such Note on that date. The Company shall inform Holders through the Trustee no later than two Business Days following the Conversion Date of its election to deliver shares of Common Stock or to pay cash in lieu of the delivery of shares, unless it has already informed Holders of its election in connection with its optional redemption of the Notes as set forth in
Section 3.12 hereof. If the Company delivers only shares of Common Stock upon conversion, the shares will be delivered through the Trustee no later than the fifth Business Day following the conversion date. If the Company elects to satisfy all or a portion of its obligations to deliver shares upon conversion in cash, the payment, including any delivery of Common Stock, will be made to Holders surrendering Notes no later than the tenth Business Day following the applicable Conversion Date; provided that if an Event of Default has occurred and is continuing, the

Company shall not be required to pay cash upon conversion of any Notes (other than cash in lieu of fractional shares as set forth below).

      Accrued Interest (including Contingent Interest and Additional Amounts, if any) on a Note shall, except as otherwise set forth herein, be deemed paid by an applicable portion of the Common Stock issued upon conversion of such Note. Except as set forth in the preceding sentence, no payment or adjustment will be made for accrued interest (including Contingent Interest or Additional Amounts, if any), on a converted Note or for dividends or distributions on shares of Common Stock issued upon conversion of a Note (provided that the shares of Common Stock received upon conversion of Notes shall continue to accrue Additional Amounts, as applicable, in accordance with the Registration Rights Agreement and shall be entitled to receive, at the next interest payment date, any accrued but unpaid Additional Amounts with respect to the converted Notes), but if any Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the next interest payment date, then, notwithstanding such conversion, the interest (including Contingent Interest or Additional Amounts, if any), payable on such interest payment date shall be paid to the Holder of such Note on such interest payment date. In such event, such Note, when surrendered for conversion, must be accompanied by delivery of a check payable to the Conversion Agent in an amount equal to the interest (including Contingent Interest or Additional Amounts, if any), payable on such interest payment date on the portion so converted. If such payment does not accompany such Note, the Note shall not be converted; provided, however, that no such check shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. If the Company defaults in the payment of interest (including Contingent Interest or Additional Amounts, if any), payable on the interest payment date, the Conversion Agent shall repay such funds to the Holder.

      No fractional shares of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of Common Stock would be issuable upon the conversion of any Note or Notes, the Company shall make a payment in lieu thereof in cash based on the current market price of a share of Common Stock on the Conversion Date.

      Upon surrender of a Note that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Note equal in principal amount to the unconverted portion of the Note surrendered.

12.03 Adjustments Below Par Value.

      Before taking any action which would cause an adjustment decreasing the Conversion Price so that the shares of Common Stock issuable upon conversion of the Notes would be issued for less than the par value of such Common Stock, the Company will take all corporate action which may be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Conversion Price.

12.04 Taxes on Conversion.

      If a Holder converts a Note, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due be-cause the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulations.

12.05 Company to Provide Stock.

      The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of all outstanding Notes into shares of Common Stock. The shares of Common Stock or other securities issued upon conversion of Notes bearing a Legend as provided in
Section 2.06(f) shall bear a legend substantially in the following form:

            "THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

            THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,
      (II) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) OR (III) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (III) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM THE HOLDER OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE."

      The Company covenants that all shares of Common Stock delivered upon conversion of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free of any lien or adverse claim.

      The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Notes, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

12.06 Adjustment of Conversion Price.

      The conversion price (the "Conversion Price") initially shall be that price set forth in paragraph 8 of the form of Note attached hereto as Exhibit A, but shall be adjusted from time to time by the Company, without duplication, as follows:

            (a) In case the Company shall (i) pay a dividend or other distribution in shares of Common Stock to all holders of Common Stock,
      (ii) subdivide its outstanding Common Stock into a greater number of shares, (iii) combine its outstanding Common Stock into a smaller number of shares or (iv) reclassify its outstanding Common Stock, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Capital Stock which it would have owned or have been entitled to receive had such Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision, combination or reclassification. If any dividend or distribution described in this Section 12.06(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (b) In case the Company shall issue to all holders of its Common Stock, rights, warrants or options entitling such holders (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share less than the Market Price at the record date for the determination of stockholders entitled to receive such rights, warrants or options, the Conversion Price in effect immediately prior thereto shall be adjusted so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate subscription or purchase price for the total number of shares of Common Stock offered by the rights, warrants or options so issued (or the aggregate conversion price of the convertible securities offered by such rights, warrants or options) would purchase at such Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered by such rights, warrants or options (or into which the convertible securities so offered by such rights, warrants or options are convertible). Such adjustment shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights, warrants or options are exercisable not all rights, warrants or options shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been upon application of the foregoing adjustment substituting the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued) for the total number of shares of Common Stock offered (or the convertible securities offered).

            (c) In case the Company shall distribute to all holders of its Common Stock any shares of Capital Stock of the Company (other than Common Stock) or evidences of its indebtedness, other securities or other assets, or shall distribute to all holders of its Common Stock, rights, warrants or options to subscribe for or purchase any of its securities (excluding
      (i) rights, options and warrants referred to in Section 12.06(b) above;
      (ii) those dividends, distributions, subdivisions and combinations referred to in Section 12.06(a) above; and (iii) dividends and distributions paid in cash), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the Market Price on the record date mentioned below less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive evidence of such fair market value) of the portion of the Capital Stock or evidences of indebtedness, securities or assets so distributed or of such rights, warrants or options, in each case as applicable, to one share of Common Stock, and the denominator of which shall be the Market Price on such record date; provided that no adjustment to the Conversion Price or the ability of a Holder of a Note to convert will be made pursuant to this
      Section 12.06(c) if the Company provides that Holders of Notes will participate in such cash dividend or distribution on an as-converted basis without conversion and provided further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the Common Stock issuable upon such conversion, the distribution such Holder would have received had such Holder converted its Note immediately prior to the record date for such distribution. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

            (d) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended as of the expiration thereof) shall require the payment to common stockholders of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be decreased so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the Expiration Time by a fraction,

                  (i) the numerator of which shall be the number of shares of
            Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

                  (ii) the denominator of which shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such tender or exchange offer had not been made.

            (e) In case the Company shall declare a cash dividend or distribution to all or substantially all of the holders of Common Stock, the Conversion Price shall be decreased so that the Conversion Price shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the record date for such dividend or distribution by a fraction,

                  (i) the numerator of which shall be the average of the Closing
            Prices of the Common Stock price for the three consecutive trading days ending on the date immediately preceding the Ex-Dividend Date for such dividend or distribution (the "Pre-Dividend Sale Price"), minus the full amount of such dividend or distribution to the extent payable in cash applicable to one share of Common Stock, and

                  (ii) the denominator of which shall be the Pre-Dividend Sale
            Price,

      such adjustment to become effective immediately after the record date for such dividend or distribution; provided that no adjustment to the Conversion Price or the ability of a Holder of a Note to convert will be made pursuant to this Section 12.06(e) if the Company provides that Holders of Notes will participate in such cash dividend or distribution on an as-converted basis without conversion and provided further, that if the numerator of the foregoing fraction is less than $1.00 (including a negative amount), then in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion, in addition to the Common Stock issuable upon such conversion, the amount of cash such Holder would have received had such Holder converted its Note immediately prior to the record date for such dividend or distribution. If such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

      In any case in which this Section 12.06 shall require that an adjustment be made immediately following a record date established for purposes of Section 12.06, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 12.06) issuing to the holder of any Note converted after such record date the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

12.07 No Adjustment.

      No adjustment in the Conversion Price shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this Section 12.07 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 12 by the Company shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

      No adjustment need be made for a transaction referred to in Section 12.06 if Holders are to participate in the transaction on a basis and with notice that the Board of Directors determines to be fair and appropriate in light of the basis and notice on which holders of Common Stock participate in the transaction. Such participation by Holders may include participation upon conversion; provided that an adjustment shall be made at such time as the Holders are no longer entitled to participate.

      No adjustment need be made for rights to purchase Common Stock or issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

      No adjustment need be made for a change in the par value or a change to no par value of the Common Stock.

      To the extent that the Notes become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

12.08 Equivalent Adjustments.

      If, as a result of an adjustment made pursuant to Section 12.06 above, the holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Notes shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in this Article 12.

12.09 Adjustment for Tax Purposes.

      The Company shall be entitled to make such reductions in the Conversion Price, in addition to those required by Section 12.06, as it in its discretion shall determine to be advisable in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution or securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable or shall be diminished.

12.10 Notice of Adjustment.

      Whenever the Conversion Price is adjusted, or Holders become entitled to other securities or due bills, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment and the Trustee may conclusively assume that, unless and until such certificate is received by it, no such adjustment is required.

12.11 Notice of Certain Transactions.

      In case:

            (a) the Company shall declare a dividend (or any other distribution) on its Common Stock; or

            (b) the Company shall authorize the granting to the holders of its Common Stock of rights, warrants or options to subscribe for or purchase any share of any class or any other rights, warrants or options; or

            (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger, or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

            (d) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall cause to be filed with the Trustee and the Conversion Agent and to be mailed to each Holder of Notes at its address appearing on the list provided for in Section 2.05, as promptly as possible but in any event at least ten days prior to the applicable date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding-up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, share exchange, transfer, dissolution, liquidation or winding-up.

12.12 Effect of Reclassification, Consolidation, Merger, Share Exchange or Sale on Conversion Privilege.

      If any of the following shall occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (ii) any consolidation, combination, merger or share exchange to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; or (iii) any sale or conveyance of all or substantially all of the assets of the Company, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of Capital Stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this Article 12. If, in the case of any such consolidation, combination, merger, share exchange, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock includes shares of Capital Stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, combination, merger, share exchange, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 12.12 shall similarly apply to successive consolidations, combination mergers, share exchanges, sales or conveyances. Notwithstanding the foregoing, a distribution by the Company to all or substantially all holders of its Common Stock for which an adjustment to the Conversion Price or provision for conversion of the Notes may be made pursuant to Section 12.06 shall not be deemed to be a sale or conveyance of all or substantially all of the assets of the Company for purposes of this Section 12.12.

      In the event the Company shall execute a supplemental indenture pursuant to this Section 12.12, the Company shall promptly file with the Trustee an Opinion of Counsel stating that such supplemental indenture is authorized or permitted by this Indenture and an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, combination, merger, share exchange, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with.

12.13 Trustee's Disclaimer.

      The Trustee has no duty to determine when an adjustment under this Article 12 should be made, how it should be made or what such adjustment should be made, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to
Section 12.10. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of

Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article 12. Each Conversion Agent (other than the Company or an Affiliate of the Company) shall have the same protection under this Section 12.13 as the Trustee.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 12.12, but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 12.12.

12.14 Voluntary Reduction.

      The Company from time to time may reduce the Conversion Price by any amount if the Board of Directors determines that this reduction would be in the best interest of the Company for any period of time if the period is at least 20 Trading Days or such longer period as may be required by law and if the reduction is irrevocable during the period; provided that in no event may the Conversion Price be less than the par value of a share of Common Stock. Any such determination with by the Board of Directors shall be conclusive.

12.15 Simultaneous Adjustments.

      In the event that this Article 12 requires adjustments to the Conversion Price under more than one of Sections 12.06(a) and (c), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of
Section 12.06(c), as applicable, and, second, the provisions of Section 12.06(a). If more than one event requiring adjustment pursuant to Section 12.06 shall occur before completing the determination of the Conversion Price for the first event requiring such adjustment, then the Board of Directors (whose determination shall, if made in good faith, be conclusive) shall make such adjustments to the Conversion Price (and the calculation thereof) after giving effect to all such events as shall preserve for Holders the Conversion Price protection provided in Section 12.06.

                                  ARTICLE XIII

                                  MISCELLANEOUS

13.01 Trust Indenture Act Controls.

      If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section318(c), the imposed duties shall control.

13.02 Notices.

      Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

      If to the Company and/or any Guarantor:

      WCI Communities, Inc.
      24301 Walden Center Drive
      Suite 300
      Bonita Springs, Florida 34134
      Telecopier No.:  (239) 498-8277
      Attention:  Vivien N. Hastings, Esq.

      With a copy to:

      Simpson Thacher & Bartlett
      425 Lexington Avenue
      New York, NY  10017
      Telecopier No.:  (212) 455-2502
      Attention:  John Tehan, Esq.

      If to the Trustee:

      The Bank of New York
      101 Barclay Street, Floor 8W
      New York, NY 10286
      Telecopier No.:  (212) 815-5707
      Attention:  Corporate Trust Administration
      Ref:        WCI Notes Due 2023

      The Company, any Guarantor or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

      All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

      Any notice or communication to a Holder shall be mailed by first class mail or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

      If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

13.03 Communication by Holders of Notes with Other Holders of Notes.

      Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

13.04 Certificate and Opinion as to Conditions Precedent.

      Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

      (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

      (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

13.05 Statements Required in Certificate or Opinion.

      Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA
Section 314(e) and shall include:

      (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

      (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

13.06 Rules by Trustee and Agents.

      The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

13.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

      No past, present or future director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

13.08 Governing Law; Submission to Jurisdiction.

      THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in The City of New York in any action or proceeding arising out of or relating to the Notes, the Guarantees or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES, THE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.09 No Adverse Interpretation of Other Agreements.

      This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

13.10 Successors.

      All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 11.05.

13.11 Severability.

      In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.12 Counterpart Originals.

      The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

13.13 Table of Contents, Headings, etc.

      The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                         [Signatures on following page]

                                   SIGNATURES

Dated as of August 5, 2003


                                    WCI COMMUNITIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    BAY COLONY-GATEWAY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    COMMUNITY SPECIALIZED SERVICES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    FINANCIAL RESOURCES GROUP, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    FIRST FIDELITY TITLE, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    FLORIDA LIFESTYLE MANAGEMENT COMPANY



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    WCI CAPITAL CORPORATION



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    LIVINGSTON ROAD, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    SUN CITY CENTER GOLF PROPERTIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    SUN CITY CENTER REALTY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    WATERMARK REALTY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    THE COLONY AT PELICAN LANDING GOLF
                                    CLUB, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    COMMUNITIES AMENITIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    COMMUNITIES HOME BUILDERS, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    GATEWAY COMMUNICATIONS SERVICES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    JYC HOLDINGS, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    MARBELLA AT PELICAN BAY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    PELICAN LANDING GOLF RESORT VENTURES,
                                      INC.

                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    SARASOTA TOWER, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    TARPON COVE YACHT & RACQUET CLUB, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    TIBURON GOLF VENTURES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    WCI ARCHITECTURE & LAND PLANNING, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    WATERMARK REALTY REFERRAL, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    WCI COMMUNITIES PROPERTY MANAGEMENT, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    WCI GOLF GROUP, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    WCI REALTY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    BAY COLONY REALTY ASSOCIATES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    BAY COLONY OF NAPLES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    CORAL RIDGE COMMUNITIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    CORAL RIDGE PROPERTIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    CORAL RIDGE REALTY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    CORAL RIDGE REALTY SALES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    FLORIDA NATIONAL PROPERTIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    GATEWAY COMMUNITIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    GATEWAY REALTY SALES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    HERON BAY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    HERON BAY GOLF COURSE PROPERTIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    PELICAN BAY PROPERTIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    PELICAN LANDING COMMUNITIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    PELICAN LANDING PROPERTIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    PELICAN MARSH PROPERTIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    TARPON COVE REALTY, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    WCI HOMES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    COMMUNITIES FINANCE COMPANY, LLC



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President

                                    FLORIDA DESIGN COMMUNITIES, INC.



                                    By:   /s/ James D. Cullen
                                        --------------------------------------
                                        Name:  James D. Cullen
                                        Title: Vice President



                                    THE BANK OF NEW YORK
                                        as Trustee

                                    By:    /s/ Paul Schmalzel
                                          ------------------------------------
                                        Name:  Paul Schmalzel
                                        Title: Vice President

                                                                       EXHIBIT A

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

                                 [FACE OF NOTE]

================================================================================


CUSIP No.
ISIN No.

         4.0% Contingent Convertible Senior Subordinated Notes due 2023

No.                                                                $
   ----                                                             ------------

                           WCI COMMUNITIES, INC.

promises to pay to
                  --------------------------------------------------------------

or registered assigns,

the principal sum of
                    ------------------------------------------------------------

Dollars on August 5, 2023.

Interest Payment Dates: August 5 and February 5

Record Dates: July 20 and January 20

                                    WCI Communities, Inc.


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:
This is one of the Notes referred to
in the within-mentioned Indenture:

Dated:
       ----------------,----


The Bank of New York,
  as Trustee


By:
     ----------------------------------
Authorized Signatory

================================================================================

                                 [BACK OF NOTE]

         4.0% CONTINGENT CONVERTIBLE SENIOR SUBORDINATED NOTES DUE 2023

      Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

      1. INTEREST. WCI Communities, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 4.0% per annum from August 5, 2003 until maturity and shall pay the Additional Amounts payable pursuant to Section 3 of the Registration Rights Agreement referred to below. The Company will pay interest and, if applicable, Contingent Interest, if any, and Additional Amounts semi-annually in arrears on August 5 and February 5 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 5, 2004. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and, if applicable, Contingent Interest, if any, and Additional Amounts (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

      The Company shall pay additional interest ("Contingent Interest") to the Holders during any six-month period (a "Contingent Interest Period") from August 5 to, but excluding, February 5 and from February 5 to, but excluding, August 5, with the initial six-month period commencing August 5, 2006, if the average of the Trading Price for the five Trading Days ending on the third Trading Day immediately preceding the first day of the applicable Contingent Interest Period (the "Contingent Interest Average Trading Price") equals $1,200 or more. The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period shall equal 0.50% per annum on the Contingent Interest Average Trading Price. The Company will pay Contingent Interest, if any, in the same manner as it will pay interest as described above. Upon determination that Contingent Interest on the Notes will accrue during any relevant six month period, on or prior to the start of such six month period, the Company shall issue a press release announcing the payment of such Contingent Interest and shall notify the Trustee in writing.

      2. METHOD OF PAYMENT. The Company will pay interest on the Notes (including Contingent Interest, if any) (except defaulted interest) and Additional Amounts to the Persons who are registered Holders of Notes at the close of business on the July 20 or January 20 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Amounts, if any, and interest (including Contingent Interest, if any) at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest and Additional Amounts may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Amounts on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent at least fif-teen (15) Business Days prior to the applicable payment date. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

      3. AGENT AND REGISTRAR. Initially, The Bank of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

      4. INDENTURE. The Company issued the Notes under an Indenture dated as of August 5, 2003 ("Indenture") between the Company, the Guarantors listed on the signature page therein (the "Guarantors") and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes arE Subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

      5. OPTIONAL REDEMPTION.

      No sinking fund is provided for in the Notes. Beginning on August 11, 2008 and during the periods thereafter to maturity, the Notes are redeemable for cash as a whole, or from time to time in part, in any integral multiple of $1,000, at any time at the option of the Company at a redemption price (the "Redemption Price") equal to 100% of the principal amount, together with accrued but unpaid interest, thereon (including Contingent Interest and Additional Amounts, if any), up to but not including the Redemption Date.

      In addition, on or after August 11, 2006, the Company may redeem the Notes, in whole or in part, for cash at a price equal to 100% of the principal amount of the Notes plus accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any) up to but not including the Redemption Date, in the event that the Common Stock Price for at least 20 Trading Days in the period of 30 consecutive Trading Days ending on the last Trading Day of the calendar month preceding the calendar month in which the Notice of Redemption is properly mailed to holders is more than 135% of the then applicable Conversion Price on that 30th Trading Day.

      The Company will pay interest to a Person other than the Holder of record on the Record Date if we redeem the Notes on a date that is after the Record Date and prior to the corresponding interest payment date. In this instance, the Company will pay interest accrued and unpaid on the Notes being redeemed, to but not including the Redemption Date to the same person to whom we will pay the principal of such Notes.

      6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; PURCHASE AT THE OPTION OF THE HOLDER UPON A CHANGE OF CONTROL.

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, at the option of the Holder, all or any portion of the Notes held by such Holder, in any integral multiple of $1,000, on August 5, 2008, August 5, 2013 and August 5, 2018 (each, a "Purchase Date") at a purchase price per Note equal to 100% of the aggregate principal amount of the Note on the date of purchase (the "Purchase Price"), together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, up to but not including the Purchase Date upon delivery of a Purchase Notice containing the information set forth in the Indenture, together with the Notes subject thereto, at any time from the opening of business on the date that is 30 Business Days prior to such Purchase Date until the close of business on the Business Day prior to such Purchase Date, and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase the Notes held by such Holder after the occurrence of a Change of Control of the Company for a Change of Control Purchase Price equal to 100% of the principal amount thereof plus accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), thereon, up to but not including the Change of Control Purchase Date which Change of Control Purchase Price (provided that, if the Change of Control Purchase Date is on or after an interest record date but on or prior to the related interest payment date, accrued but unpaid interest will be payable to the Holders in whose names the Notes are registered at the close of business on the relevant record date). Holders have the right to withdraw any Purchase Notice or Change of Control Purchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

      Notwithstanding anything set forth above, the Company may pay the Change of Control Purchase Price in Common Stock. In such event, the number of shares of Common Stock a Holder will receive will equal the Change of Control Purchase Price divided by 95% of the average of the Closing Price of the Common Stock for the five Trading Days immediately preceding and including the third Trading Day prior to the Change of Control Purchase Date. All shares issued pursuant to the previous sentence must be issued out of the Company's authorized but unissued Common Stock or treasury stock and will, upon issue, be duly and validly issued and fully paid and non-assessable.

      If cash (or, in the case of a Change of Control, cash or shares of Common Stock) sufficient to pay the Purchase Price or Change of Control Purchase Price, as the case may be, and accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any), on all Notes or portions thereof to be purchased as of the Purchase Date or the Change of Control Purchase Date, as the case may be, is deposited with the Paying Agent on the Business Day prior to the Purchase Date or the Change of Control Purchase Date, interest (including Contingent Interest and Additional Amounts, if any), shall cease to accrue on such Notes (or portions thereof) as of such Purchase Date or Change of Control Purchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Purchase Price or Change of Control Purchase Price, as the case may be, and interest (including Contingent Interest and Additional Amounts, if any), upon surrender of such Note.

      7. NOTICE OF REDEMPTION.

      Notice of redemption pursuant to paragraph 5 of this Note will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent prior to or on the redemption date, immediately after such redemption date, interest (including Contingent Interest and Additional Amounts, if any) cease to accrue on such Notes or portions thereof. Notes in denominations larger than $1,000 of principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

      8. CONVERSION

      Subject to the provisions of Article 12 of the Indenture, a Holder of a Note may convert such Note into shares of Common Stock of the Company if any of the conditions specified in paragraphs (a) through (g) of Section 12.01 of the Indenture is satisfied; provided, however, that if such Note is called for redemption, the conversion right will terminate at the close of business on the second Business Day immediately preceding the Redemption Date of such Note (unless the Company shall default in making the redemption payment when due, in which case the conversion right shall terminate at the close of business on the date such Default is cured and such Note is redeemed). The initial conversion price is $27.57 per share, subject to adjustment under certain circumstances as described in the Indenture (the "Conversion Price"). The number of shares issuable upon conversion of a Note is determined by dividing the principal amount of Notes converted by the Conversion Price in effect on the conversion date. In the event of a conversion of a Note, the Company has the option to deliver the Cash Conversion Price to the Holder of the Note surrendered for such conversion as provided in Section 12.02 of the Indenture. Upon conversion, no adjustment for interest (including Contingent Interest and Additional Amounts, if any), or dividends will be made. No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the current market price (as defined in the Indenture) of the Common Stock on the last Trading Day prior to the date of conversion.

      To convert a Note, a Holder must (a) complete and sign the conversion notice set forth below and deliver such notice to the Conversion Agent, (b) surrender the Note to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (d) pay any transfer or similar tax, if required and (e) if the Note is held in book-entry form, complete and deliver to the Depositary appropriate instructions pursuant to the Depositary's book-entry conversion programs. If a Holder surrenders a Note for conversion between the record date for the payment of an installment of interest and the related interest payment date, the Note must be accompanied by payment of an amount equal to the interest (including Contingent Interest and Additional Amounts, if any), payable on such interest payment date on the principal amount of the Note or portion thereof then converted; provided, however, that no such payment shall be required if such Note has been called for redemption on a redemption date within the period between and including such record date and such interest payment date, or if such Note is surrendered for conversion on the interest payment date. A Holder may convert a portion of a Note equal to $1,000 or any integral multiple thereof.

      A Note in respect of which a Holder has delivered a Purchase Notice or a Change of Control Purchase Notice exercising the option of such Holder to require the Company to repurchase such Note as provided in Section 3.08 or
Section 3.09, respectively, of the Indenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture.

      9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the succeeding Interest Payment Date.

      10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

      11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture, the Note Guarantees or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture, the Note Guarantees or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of a Note, the Indenture, the Note Guarantees or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or Guarantor's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the

Indenture of any such Holder, to comply with the requirements of the Securities and Exchange Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, to provide for the Issuance of Additional Notes in accordance with the limitations set forth in the Indenture, or to allow any Guarantor to execute a supplemental indenture to the Indenture and/or a Note Guarantee with respect to the Notes.

      12. DEFAULTS AND REMEDIES. An "Event of Default" occurs if (i) the Company defaults for 30 days in the payment when due of interest (including Contingent Interest, if any) on, or Additional Amounts, if any, with respect to, the Notes (whether or not prohibited by the subordination provisions of the Indenture or any other reason); (ii) the Company fails to pay the principal on any Notes, when it becomes due and payable, at maturity, upon acceleration, upon redemption or otherwise (including the failure to make a Change of Control Offer or make a payment to purchase Notes tendered pursuant to a Change of Control Offer or the failure to repurchase Notes pursuant to paragraph 5 hereof), whether or not such failure shall be due to the subordination provisions of the Indenture or agreements with respect to any other Indebtedness or any other reason; (iii) the Company or any of the Guarantors fail to comply with any covenant, representation, warranty or other agreement in the Indenture or this Note for 30 days after written notice specifying the default (and demanding that such default be remedied) to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of Notes (including Additional Notes, if any) then outstanding voting as a single class (except in the case of a default under Section 5.01 of the Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); (iv) there is a default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of the Guarantors (or the payment of which is guaranteed by the Company or any of the Guarantors) (other than Indebtedness owed to the Company or any of the Guarantors or Non-Recourse Financing to the extent such default is not due to the default by the Company under any other Indebtedness) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default: (I) is caused by a failure to pay such Indebtedness at its Stated Maturity and such Indebtedness together with other Indebtedness in default for failure to pay principal at Stated Maturity (or the maturity of which as then accelerated) exceeds $10.0 million in the aggregate (a "Payment Default"); or (II) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (v) there is failure by the Company or any of the Guarantors to pay final judgments aggregating in excess of $10.0 million (except to the extent the judgment or judgments are in respect of Non-Recourse Financing), which judgments are not paid, discharged or stayed for a period of 60 days (vi) certain events of bankruptcy or insolvency with respect to the Company or any of Guarantors; and
(vii) except as permitted by the Indenture, any Note Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor or any Person acting on its behalf shall deny or disaffirm its obligations under such Guarantor's Note Guarantee. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, premium and Additional Amounts, if any, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

      13. Tax Treatment of Notes. The Company agrees and the Holders, by purchasing the Notes, will be deemed to agree that (i) the Notes are contingent payment debt instruments as defined in Treasury Regulations Section 1.1275-4(b),
(ii) each Holder shall be bound by the Company's application of the Treasury Regulations to the Notes, including the Company's determination that the rate at which interest will be deemed to accrue on the Notes for United States federal income tax purposes will be 8.9% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible basis with terms and conditions otherwise comparable to the Notes, (iii) each Holder shall use the projected payment schedule with respect to the Notes determined by the Company, as required by Treasury Regulations
Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b), and (iv) the Company and each Holder will not take any position on a tax return inconsistent with
(i), (ii), or (iii), unless required by applicable law. A Holder of Notes may obtain the issue price, amount of original issue discount, issue date, yield to maturity, comparable yield and projected payment schedule for the Notes by submitting a written request for such information to the Company at the following address: WCI Communities, Inc.; 24301 Walden Center Drive; Bonita Springs, FL 34134; (239) 947-2600; Attention: James D. Cullen, Esq.

      14. Subordination. The Indebtedness evidenced by this Note is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed) of the Company, and this Note is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

      15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

      16. No Recourse Against Others. A director, officer, employee, incorporator or stockholder, of the Company or any Guarantor, as such, shall not have any liability for any obligations of the Company or any Guarantor under the Notes, the Note Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

      17. Authentication. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

      18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      19. Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Resale Registration Rights Agreement dated as of August 5, 2003, between the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").

      20. CUSIP Numbers. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

      The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

WCI Communities, Inc.
24301 Walden Center Drive
Suite 300
Bonita Springs, Florida  34134
Attention:  Vivien N. Hastings, Esq.

                                 ASSIGNMENT FORM


      To assign this Note, fill in the form below and have your signature guaranteed:

(I) or (we) assign and transfer this Note to:
                                             ---------------------------------
                                              (Insert assignee's legal name)

--------------------------------------------------------------------------------
                        (Insert assignee's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code)

and irrevocably appoint
                       -------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:
      -----------------------------

                                    Your Name :
                                                --------------------------------
                                    (Print your name exactly as your
                                    name appears on the face of this Note)

                                    Your Signature:
                                                   -----------------------------
                                    (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:
                      -----------------------------

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                                CONVERSION NOTICE


TO:         WCI COMMUNITIES, INC.
            24301 Walden Center Drive
            Suite 300
            Bonita Springs, Florida  34134
            Attn:  Vivien Hastings, Esq.
            Telecopier No. (239) 498-8277


COPY TO:    THE BANK OF NEW YORK
            101 Barclay Street, Floor 8 West
            New York, New York 10286
            Attn: Corporate Trust Administration (WCI Communities, Inc. 4.0% Contingent Convertible Senior Subordinated Notes due 2023) Telecopier No. (212) 815-5707

      The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion hereof (the principal amount of which is an integral multiple of $1,000) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid to the undersigned on account of interest (including Contingent Interest, if any) and Additional Amounts, if any, accompanies this Note.

Dated:                       Your Name:
      ----------------                  ----------------------------------------
                             (Print your name exactly as it appears on the face of this Note)

                             Your Signature:
                                            ------------------------------------
                             (Sign exactly as your name appears on the face of this Note)

                             Signature Guarantee*:
                                                  ------------------------------
                             Social Security or other Taxpayer
                             Identification Number:
                                                    ----------------------------
                             DTC Participant Number:
                                                    ----------------------------

      Principal amount to be converted (if less than all): $

-----------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Fill in for registration of shares (if to be issued) and Notes (if to be delivered) other than to and in the name of the registered holder:

           ----------------------------------------------------------
           (Name)

           ----------------------------------------------------------
           (Street Address)

           ----------------------------------------------------------
           (City, State and Zip Code)

       NOTICE OF EXERCISE OF REPURCHASE RIGHT UPON A CHANGE OF CONTROL


TO:         WCI COMMUNITIES, INC.
            24301 Walden Center Drive
            Suite 300
            Bonita Springs, Florida  34134
            Attn:  Vivien Hastings, Esq.
            Telecopier No. (239) 498-8277


      The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from WCI Communities, Inc. (the "Company") as to the occurrence of a Change of Control with respect to the Company and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (the principal amount of which is an integral multiple of $1,000) below designated, in accordance with the terms of the Indenture referred to in this Note, together with accrued but unpaid interest (including Contingent Interest and Additional Amounts, if any) to, but excluding, such date, to the registered holder hereof.

Dated:                       Your Name:
      ----------------                 -----------------------------------------
                             (Print your name exactly as it appears on the face of this Note)

                             Your Signature:
                                            ------------------------------------
                             (Sign exactly as your name appears on the face of this Note)
                             Signature Guarantee*:
                                                  ------------------------------

                             Social Security or other Taxpayer
                             Identification Number:
                                                   -----------------------------

                             DTC Participant Number:
                                                    ----------------------------

-----------------
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


      Principal amount to be repaid (if less than all): $

            SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*


      The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                     Principal
                                                     Amount of
                                        Amount of   this Global    Signature
                          Amount of     increase        Note          of
                         decrease in       in        following    authorized
                          Principal     Principal       such      officer of
                          Amount of     Amount of     decrease    Trustee or
                         this Global      this          (or          Note
         Date                Note      Global Note   increase)     Custodian
         ----                ----      -----------   ---------     ---------



* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


WCI Communities, Inc.
24301 Walden Center Drive
Suite 300
Bonita Springs, Florida  34134
Attention:  Vivien N. Hastings, Esq.


The Bank of New York
101 Barclay Street, Floor 8W
New York, NY 10286
Telecopier No.:  (212) 815-5707
Attention:  Corporate Trust Administration


      Re:   4.0% Contingent Convertible Senior Subordinated Notes due 2023

      Reference is hereby made to the Indenture, dated as of August 5, 2003 (the "Indenture"), between WCI Communities, Inc., as issuer (the "Company"), the Guarantors listed on the signature page therein and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                        , (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the
principal amount of $           in such Note[s] or interests (the "Transfer"),
to                             (the "Transferee"), as further specified in Annex
A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

      1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

      2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

      3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

      (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

      or

      (b) such Transfer is being effected to the Company or a subsidiary thereof;

      or

      (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

      4. [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

      5. [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                         -----------------------------------
                                           [Insert Name of Transferor]



                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:

Dated:  _____________________

                       ANNEX A TO CERTIFICATE OF TRANSFER


The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

      (a) [ ] a beneficial interest in the 144A Global Note (CUSIP : 92923CAJ3), or

      (b) [ ] a Restricted Definitive Note.

After the Transfer the Transferee will hold:

[CHECK ONE]

      (a) [ ] a beneficial interest in the:

            (i) [ ] 144A Global Note (CUSIP : 92923CAJ3), or

            (ii) [ ] Unrestricted Global Note (CUSIP        ); or

      (b) [ ] a Restricted Definitive Note; or

      (c) [ ] an Unrestricted Definitive Note,

            in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

WCI Communities, Inc.
24301 Walden Center Drive
Suite 300
Bonita Springs, Florida  34134
Attention:  Vivien N. Hastings, Esq.


The Bank of New York
101 Barclay Street, Floor 8W
New York, NY 10286
Telecopier No.:  (212) 815-5707
Attention:  Corporate Trust Administration

      Re:   4.0% Contingent Convertible Senior Subordinated Notes due 2023

(CUSIP : 92923CAJ3)

      Reference is hereby made to the Indenture, dated as of August 5, 2003 (the "Indenture"), between WCI Communities, Inc., as issuer (the "Company"), The Guarantors listed on the signature page therein and The Bank of New York, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

      __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

      1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the

Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

      2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

      (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

      (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the 144A Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

      This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                         --------------------------------------
                                              [Insert Name of Transferor]


                                    By:
                                         --------------------------------------
                                         Name:
                                         Title:


Dated:
       ----------------------

                                                                       EXHIBIT D

                          FORM OF NOTATION OF GUARANTEE

      For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of August 5, 2003 (the "Indenture") among WCI Communities, Inc., the Guarantors listed on the signature pages thereto and The Bank of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Amounts, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal and premium, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and
(b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture.

                                   Bay Colony-Gateway, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Community Specialized Services, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Financial Resources Group, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   First Fidelity Title, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Florida Lifestyle Management Company

                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   WCI Capital Corporation

                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Livingston Road, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Sun City Center Golf Properties, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Sun City Center Realty, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Watermark Realty, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   The Colony At Pelican Landing Golf Club, Inc.

                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Communities Amenities, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Communities Home Builders, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Gateway Communications Services, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   JYC Holdings, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Marbella at Pelican Bay, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Pelican Landing Golf Resort Ventures, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Sarasota Tower, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Tarpon Cove Yacht & Racquet Club, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Tiburon Golf Ventures, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   WCI Architecture & Land Planning, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Watermark Realty Referral, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   WCI Communities Property Management, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   WCI Golf Group, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   WCI Realty, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Bay Colony Realty Associates, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Bay Colony of Naples, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Coral Ridge Communities, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Coral Ridge Properties, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Coral Ridge Realty, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Coral Ridge Realty Sales, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Florida National Properties, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Gateway Communities, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Gateway Realty Sales, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Heron Bay, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Heron Bay Golf Course Properties, Inc.




                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Pelican Bay Properties, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Pelican Landing Communities, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Pelican Landing Properties, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Pelican Marsh Properties, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Tarpon Cove Realty, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   WCI Homes, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                   Communities Finance Company, LLC



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:



                                   Florida Design Communities, Inc.



                                   By:
                                       ---------------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________________, among __________________ (the "Guaranteeing Subsidiary"), a subsidiary of ____________________ (or its permitted successor), a [Delaware] corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, as Trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of August 5, 2003 providing for the issuance of 4.0% Contingent Convertible Senior Subordinated Notes due 2023 (the "Notes");

      WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Note Guarantee"); and

      WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

      CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

      AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees as follows:

      (a) Along with all Guarantors named in the Indenture, to jointly and severally Guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

                  (i) the principal of and interest on the Notes will be
            promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

                  (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

      (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

      (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

      (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.

      (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

      (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

      (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

      (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantee.

      (i) Pursuant to Section 11.02 of the Indenture, after giving effect to any maximum amount and any other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 11 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

      EXECUTION AND DELIVERY. Each Guaranteeing Subsidiary agrees that the Note Guarantees shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

      GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

      (j) The Guaranteeing Subsidiary may not consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another corporation, Person or entity whether or not affiliated with such Guarantor unless:

                  (i) subject to Sections 11.04 and 11.05 of the Indenture, the
            Person formed by or surviving any such consolidation or merger (if other than a Guarantor or the Company) unconditionally assumes all the obligations of such Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; and

                  (ii) immediately after giving effect to such transaction, no
            Default or Event of Default exists.

      (k) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

      (l) Except as set forth in Articles 4 and 5 and Section 11.05 of Article 11 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

      RELEASES.

      (m) In the event of (i) a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, (ii) a sale or other disposition of all of the Capital Stock of any Guarantor, in the case of clauses (i) and (ii) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, (iii) the release of any Guarantor from its guarantee under the Credit Agreement or the Existing Notes or (iv) the release of any Guarantor from guarantees of Indebtedness of the Company such that such Guarantor would not be required to provide a Guarantee of the Notes, then such Guarantor (in the case of clauses (ii), (iii) and (iv)) or the corporation acquiring the property (in the case of clause (i)) shall be released and relieved of any Obligations under its Note Guarantee. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture, the Trustee shall execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

      (n) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under the Indenture as provided in Article 11 of the Indenture.

      NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

      NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

      COUNTERPARTS The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

      EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

      THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

      Except as amended or supplemented by this Supplemental Indenture, the provisions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, ____


                                            [GUARANTEEING SUBSIDIARY]



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            WCI Communities, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            Bay Colony-Gateway, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Community Specialized Services, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Financial Resources Group, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            First Fidelity Title, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Florida Lifestyle Management Company



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            WCI Capital Corporation



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Livingston Road, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Sun City Center Golf Properties,
                                             Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Sun City Center Realty, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Watermark Realty, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            The Colony At Pelican Landing Golf
                                             Club, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Communities Amenities, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Communities Home Builders, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Gateway Communications Services,
                                             Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            JYC Holdings, Inc.



                                            By:  _______________________________
                                                  Name:
                                                  Title:

                                            Marbella at Pelican Bay, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Pelican Landing Golf Resort
                                             Ventures, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Sarasota Tower, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Tarpon Cove Yacht & Racquet Club,
                                             Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Tiburon Golf Ventures, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            WCI Architecture & Land Planning,
                                             Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Watermark Realty Referral, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            WCI Communities Property Management,
                                             Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            WCI Golf Group, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            WCI Realty, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            Bay Colony Realty Associates, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Bay Colony of Naples, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Coral Ridge Communities, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Coral Ridge Properties, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Coral Ridge Realty, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            Coral Ridge Realty Sales, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Florida National Properties, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Gateway Communities, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Gateway Realty Sales, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Heron Bay, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            Heron Bay Golf Course Properties,
                                             Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Pelican Bay Properties, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Pelican Landing Communities, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Pelican Landing Properties, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Pelican Marsh Properties, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                            Tarpon Cove Realty, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            WCI Homes, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Communities Finance Company, LLC



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            Florida Design Communities, Inc.



                                            By:  _______________________________
                                                 Name:
                                                 Title:



                                            The Bank of New York,
                                             as Trustee



                                            By:  _______________________________
                                                 Name:
                                                 Title:

                                                                      SCHEDULE I

                             SCHEDULE OF GUARANTORS

      The following schedule lists each Guarantor under the Indenture as of the Issue Date:

Bay Colony-Gateway, Inc.
Financial Resources Group, Inc.
First Fidelity Title, Inc.
Florida Lifestyle Management Company
Livingston Road, Inc.
Sun City Center Golf Properties, Inc.
Sun City Center Realty, Inc.
Watermark Realty, Inc.
The Colony at Pelican Landing Golf Club, Inc.
Communities Amenities, Inc.
Communities Home Builders, Inc.
Gateway Communications Services, Inc.
JYC Holdings, Inc.
Marbella at Pelican Bay, Inc.
Pelican Landing Golf Resort Ventures, Inc.
Sarasota Tower, Inc.
Tarpon Cove Yacht & Racquet Club, Inc.
Tiburon Golf Ventures, Inc.
Watermark Realty Referral, Inc.
WCI Communities Property Management, Inc.
WCI Golf Group, Inc.
WCI Realty, Inc.
Bay Colony Realty Associates, Inc.
Bay Colony of Naples, Inc.
Coral Ridge Communities, Inc.
Coral Ridge Properties, Inc.
Coral Ridge Realty, Inc.
Coral Ridge Realty Sales, Inc.
Florida National Properties, Inc.
Gateway Communities, Inc.
Gateway Realty Sales, Inc.
Heron Bay, Inc.
Heron Bay Golf Course Properties, Inc.
Pelican Bay Properties, Inc.
Pelican Landing Communities, Inc.
Pelican Landing Properties, Inc.
Pelican Marsh Properties, Inc.
Tarpon Cove Realty, Inc.
WCI Homes, Inc.
Communities Finance Company, LLC
WCI Capital Corporation

Communities Specialized Services, Inc.
WCI Architecture & Land Planning, Inc.
Florida Design Communities, Inc.


                                      F-15